                                                                  EXHIBIT 10.19

                                                                  EXECUTION COPY

================================================================================

                          $135,000,000 CREDIT AGREEMENT

                            dated as of June 21, 2002

                                      among

                         ADVANCED MEDICAL OPTICS, INC.,
                                as the Borrower,

                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
                              as Syndication Agent,

                               ABN AMRO BANK N.V.,
                             as Documentation Agent,


                             BANK OF AMERICA, N.A.,
    as Administrative Agent, Foreign Currency Fronting Lender and L/C Issuer,

                                       and

                         The Other Lenders Party Hereto

                                   ----------

                              MERRILL LYNCH & CO.,
             MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND
                         BANC OF AMERICA SECURITIES LLC,
                     as Co-Lead Arrangers and Co-Bookrunners

                                   ----------

================================================================================

                                TABLE OF CONTENTS
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS..................................................................1
         1.01     Defined Terms..............................................................................1
         1.02     Other Interpretive Provisions.............................................................27
         1.03     Accounting Terms..........................................................................28
         1.04     Rounding..................................................................................28
         1.05     References to Agreements and Laws.........................................................28
         1.06     Times of Day..............................................................................29
         1.07     Letter of Credit Amounts..................................................................29
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS...........................................................29
         2.01     Loans.....................................................................................29
         2.02     Borrowings, Conversions and Continuations of Loans........................................29
         2.03     Letters of Credit.........................................................................31
         2.04     Foreign Currency Fronting Loans...........................................................38
         2.05     Voluntary Prepayments.....................................................................41
         2.06     Mandatory Prepayments.....................................................................41
         2.07     Termination or Reduction of Commitments...................................................43
         2.08     Repayment of Loans........................................................................44
         2.09     Interest..................................................................................45
         2.10     Fees......................................................................................45
         2.11     Computation of Interest and Fees..........................................................46
         2.12     Evidence of Debt..........................................................................46
         2.13     Payments Generally........................................................................47
         2.14     Sharing of Payments.......................................................................48
         2.15     Foreign Currency Borrowings...............................................................49
         2.16     Defaulting Lenders........................................................................49
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................51
         3.01     Taxes.....................................................................................51
         3.02     Illegality................................................................................53
         3.03     Inability to Determine Rates..............................................................53
         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans....53
         3.05     Funding Losses............................................................................54
         3.06     Matters Applicable to all Requests for Compensation.......................................55
         3.07     Survival..................................................................................55
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.......................................................55
         4.01     Conditions of Initial Credit Extension....................................................55
         4.02     Conditions to all Credit Extensions.......................................................59
ARTICLE V. REPRESENTATIONS AND WARRANTIES...................................................................60
         5.01     Existence, Qualification and Power; Compliance with Laws..................................60
         5.02     Authorization; No Contravention...........................................................60
         5.03     Governmental Authorization; Other Consents................................................60
         5.04     Binding Effect............................................................................61
         5.05     Financial Statements; No Material Adverse Effect..........................................61
         5.06     Litigation................................................................................62
         5.07     No Default................................................................................62

         5.08     Ownership of Property; Liens..............................................................62
         5.09     Environmental Compliance..................................................................62
         5.10     Insurance.................................................................................62
         5.11     Taxes.....................................................................................62
         5.12     ERISA Compliance..........................................................................63
         5.13     Subsidiaries; Equity Interests............................................................63
         5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act............63
         5.15     Disclosure................................................................................64
         5.16     Compliance with Laws......................................................................64
         5.17     Intellectual Property; Licenses, Etc......................................................64
         5.18     Perfection of Security Interests..........................................................65
         5.19     Solvency..................................................................................65
         5.20     Force Majeure.............................................................................65
         5.21     Existing Debt.............................................................................65
         5.22     Surviving Debt............................................................................65
         5.23     Existing Liens............................................................................65
         5.24     Leased Real Property......................................................................65
         5.25     Investments...............................................................................65
         5.26     Material Contracts........................................................................65
ARTICLE VI. AFFIRMATIVE COVENANTS...........................................................................66
         6.01     Financial Statements......................................................................66
         6.02     Certificates; Other Information...........................................................67
         6.03     Notices...................................................................................69
         6.04     Payment of Obligations....................................................................70
         6.05     Preservation of Existence, Etc............................................................70
         6.06     Maintenance of Properties.................................................................70
         6.07     Maintenance of Insurance..................................................................70
         6.08     Compliance with Laws......................................................................70
         6.09     Books and Records.........................................................................70
         6.10     Inspection Rights.........................................................................71
         6.11     Use of Proceeds...........................................................................71
         6.12     Covenant to Guarantee Obligations and Give Security.......................................71
         6.13     Further Assurances........................................................................73
         6.14     Performance of Related Documents..........................................................73
         6.15     Preparation of Environmental Reports......................................................73
         6.16     Compliance with Terms of Leaseholds.......................................................74
         6.17     Hedging...................................................................................74
         6.18     Performance of Material Contracts.........................................................74
         6.19     Tax Sharing Agreement.....................................................................74
         6.20     Spinoff...................................................................................74
         6.21     Stock Certificates and Charter Amendments.................................................75
         6.22     Evidence of Insurance.....................................................................75
         6.23     Landlord Waivers..........................................................................75
         6.24     Related Documents.........................................................................75
ARTICLE VII. NEGATIVE COVENANTS.............................................................................75

         7.01     Liens.....................................................................................75
         7.02     Investments...............................................................................77
         7.03     Indebtedness..............................................................................78
         7.04     Fundamental Changes.......................................................................80
         7.05     Dispositions..............................................................................80
         7.06     Restricted Payments.......................................................................81
         7.07     Change in Nature of Business..............................................................82
         7.08     Transactions with Affiliates..............................................................82
         7.09     Burdensome Agreements.....................................................................82
         7.10     Use of Proceeds...........................................................................82
         7.11     Financial Covenants.......................................................................82
         7.12     Capital Expenditures......................................................................84
         7.13     Lease Obligations.........................................................................85
         7.14     Amendments of Constitutive Documents......................................................85
         7.15     Accounting Changes........................................................................85
         7.16     Prepayments, Etc., of Indebtedness........................................................85
         7.17     Amendment, Etc., of Related Documents.....................................................85
         7.18     Speculative Transactions..................................................................85
         7.19     Formation of Subsidiaries.................................................................85
         7.20     Amendment, Etc., of Material Contracts....................................................86
         7.21     Designated Senior Indebtedness............................................................86
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES................................................................86
         8.01     Events of Default.........................................................................86
         8.02     Remedies upon Event of Default............................................................88
         8.03     Application of Funds......................................................................89
ARTICLE IX. ADMINISTRATIVE AGENT AND AGENT-RELATED PERSONS, ETC.............................................89
         9.01     Appointment and Authorization of Administrative Agent.....................................89
         9.02     Delegation of Duties......................................................................90
         9.03     Liability of Administrative Agent, etc....................................................90
         9.04     Reliance by Administrative Agent..........................................................90
         9.05     Notice of Default.........................................................................91
         9.06     Credit Decision; Disclosure of Information by Administrative Agent........................91
         9.07     Indemnification of Administrative Agent, etc..............................................92
         9.08     Administrative Agent in its Individual Capacity...........................................92
         9.09     Successor Administrative Agent............................................................92
         9.10     Administrative Agent May File Proofs of Claim.............................................93
         9.11     Collateral and Guaranty Matters...........................................................94
         9.12     Other Agents; Arrangers and Managers......................................................94
ARTICLE X. MISCELLANEOUS....................................................................................94
         10.01    Amendments, Etc...........................................................................94
         10.02    Notices and Other Communications; Facsimile Copies........................................96
         10.03    No Waiver; Cumulative Remedies............................................................97
         10.04    Attorney Costs, Expenses and Taxes........................................................97
         10.05    Indemnification by the Borrower...........................................................98
         10.06    Payments Set Aside........................................................................98
         10.07    Successors and Assigns....................................................................99

         10.08    Confidentiality..........................................................................102
         10.09    Set-off  102
         10.10    Interest Rate Limitation.................................................................103
         10.11    Counterparts.............................................................................103
         10.12    Integration..............................................................................103
         10.13    Survival of Representations and Warranties...............................................103
         10.14    Severability.............................................................................103
         10.15    Tax Forms................................................................................104
         10.16    Governing Law............................................................................106
         10.17    Waiver of Right to Trial by Jury.........................................................106
         10.18    Judgment Currency........................................................................106
         10.19    Replacements of Lenders Under Certain Circumstances......................................107


SIGNATURES.................................................................................................S-1

SCHEDULES

I        Material Subsidiaries
II       Guarantors
2.01     Commitments and Pro Rata Shares
5.05     Supplement to Interim Financial Statements
5.06     Disclosed Litigation
5.08     Owned Real Property
5.13     Subsidiaries and Other Equity Investments
5.17     Intellectual Property
5.21     Existing Debt
5.22     Surviving Debt
5.23     Liens
5.24     Leased Real Property
5.25     Investments
5.26     Material Contracts
7.01     Existing Liens\
7.08     Transactions with Affiliates
10.02    Administrative Agent's Office, Account, Certain Addresses for Notices

EXHIBITS

         Form of

A        Loan Notice
B        Term Note
C        Revolving Credit Note
D        Compliance Certificate
E        Assignment and Assumption
F        Guaranty
G        Opinion Matters
H        Security Agreement
I        Foreign Currency Fronting Loan Notice
J        Allergan Guaranty
K        Allergan Pledge Agreement

                                CREDIT AGREEMENT

          This CREDIT AGREEMENT is entered into as of June 21, 2002, among ADVANCED MEDICAL OPTICS, INC., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), ML&Co. (as defined below), as syndication agent (in such capacity, the "Syndication Agent"), ABN AMRO BANK N.V., as documentation agent (in such capacity, the "Documentation Agent"), BANK OF AMERICA, N.A., as Administrative Agent, Foreign Currency Fronting Lender and L/C Issuer, and MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("ML&Co.") and BANC OF AMERICA SECURITIES LLC ("BAS"), as co-lead arrangers and co-bookrunners (in such capacities, the "Co-Lead Arrangers").

                             PRELIMINARY STATEMENTS

          With the proceeds of the Credit Facilities (as hereinafter defined) and the Senior Subordinated Debt Financing (as hereinafter defined), the Borrower and its Subsidiaries (as hereinafter defined) will complete the acquisition (the "Acquisition") of substantially all of the assets comprising the optical medical device, contact lens care, surgical and new device technology businesses (and related businesses) of Allergan, Inc., a Delaware corporation ("Allergan"), and its Subsidiaries (collectively, the "Business"), and not later than July 31, 2002 Allergan contemplates that all of the shares of common stock of the Borrower will be distributed to the stockholders of Allergan (the Acquisition and such share distribution being hereinafter collectively referred to as the "Spinoff").

          In order to provide a portion of the financing necessary to consummate the Acquisition, the Borrower has requested that the Lenders extend to it a revolving credit facility and a term facility (together, the "Credit Facilities") in the aggregate principal amount of $135,000,000, and the Lenders are willing to do so but only on the terms and conditions set forth herein.

          The proceeds from the Credit Facilities will be used, together with the proceeds of the Senior Subordinated Debt Financing, to (a) repay to Allergan certain intercompany indebtedness of approximately $80,000,000 to $90,000,000 incurred in connection with the Spinoff, (b) pay a distribution to Allergan in connection with the Spinoff in an amount approximately equal to $171,000,000 less the amount of intercompany indebtedness repaid pursuant to clause (a) above, (c) repay approximately $95,000,000 of liabilities assumed by the Borrower from Allergan in connection with the Spinoff, (d) provide for working capital and general corporate purposes of the Borrower and its Subsidiaries, and
(e) pay related fees and expenses.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     "Acquisition" has the meaning specified in the first introductory paragraph hereof.

     "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

     "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities or other Equity Interests having, at the time of such determination, ordinary voting power for the election of directors, managing general partners or the equivalent.

     "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS as a Co-Lead Arranger), each Co-Lead Arranger, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of each of such Persons and Affiliates.

     "Agents" means the Administrative Agent, the Syndication Agent, the Documentation Agent and the Co-Lead Arrangers.

     "Aggregate Commitments" means the Commitments of all the Lenders.

     "Agreement" means this Credit Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Allergan" has the meaning specified in the first introductory paragraph hereof.

     "Allergan Guaranty" has the meaning specified in Section 4.01(a)(x).

     "Allergan Pledge Agreement" has the meaning specified in Section
4.01(a)(x).

     "Annualized" means:

          (a)with respect to the period comprising the first four full fiscal quarters following the Closing Date and any period thereafter, for purposes of calculating Consolidated EBITDA, Consolidated Interest Charges, capital expenditures and tax expenses, the amount of such Consolidated EBITDA, Consolidated Interest Charges, capital expenditures or tax expenses for the four full fiscal quarters ending on or prior to such date of determination, and

          (b) with respect to the first three full fiscal quarters following the Closing Date,

               (i) for purposes of calculating Consolidated EBITDA, (A) for the first full fiscal quarter after the Closing Date, Consolidated EBITDA for such fiscal quarter plus $34,931,000 plus pro forma Consolidated EBITDA for the second quarter of 2002 after giving effect to the Spinoff, (B) for the second full fiscal quarter after the Closing Date, the sum of Consolidated EBITDA for such fiscal quarter and for the prior fiscal quarter plus $4,522,000 plus pro forma Consolidated EBITDA for the second quarter of 2002 after giving effect to the Spinoff, and (C) for the third full fiscal quarter after the Closing Date, the sum of Consolidated EBITDA for such fiscal quarter and for the prior two fiscal quarters plus pro forma Consolidated EBITDA for the second quarter of 2002 after giving effect to the Spinoff,

               (ii) for purposes of calculating Consolidated Interest Charges,
          (A) for the first full fiscal quarter after the Closing Date, Consolidated Interest Charges for such fiscal quarter plus an amount equal to four times the Consolidated Interest Charges Annualization Factor, (B) for the second full fiscal quarter after the Closing Date, the sum of Consolidated Interest Charges for such fiscal quarter and for the prior fiscal quarter plus an amount equal to two times the Consolidated Interest Charges Annualization Factor, and (C) for the third full fiscal quarter after the Closing Date, the sum of Consolidated Interest Charges for such fiscal quarter and for the prior two fiscal quarters plus an amount equal to four times the Consolidated Interest Charges Annualization Factor divided by three,

               (iii) for purposes of calculating capital expenditures, (A) for the first full fiscal quarter after the Closing Date, capital expenditures for such fiscal quarter multiplied by four, (B) for the second full fiscal quarter after the Closing Date, the sum of capital expenditures for such fiscal quarter and for the prior fiscal quarter multiplied by two and (C) for the third full fiscal quarter after the Closing Date, the sum of capital expenditures for such fiscal quarter and for the prior two fiscal quarters multiplied by four and divided by three, and

               (iv) for purposes of calculating tax expenses, (A) for the first full fiscal quarter after the Closing Date, tax expenses for such fiscal quarter multiplied by four, (B) for the second full fiscal quarter after the Closing Date, the sum of tax expenses for such fiscal quarter and for the prior fiscal quarter multiplied by two and
          (C) for the third full fiscal quarter after the Closing Date, the sum of tax expenses for such fiscal quarter and for the prior two fiscal quarters multiplied by four and divided by three.

     "Applicable Rate" means:

          (a) with respect to Term Loans, a percentage per annum equal to (i) for Eurodollar Rate Loans, the Eurodollar Rate then in effect for such Term Loans plus (A) if the Debt Rating by S&P is BB- or better and Ba3 or better by Moody's, 3.00% and (B) otherwise, 3.25%, and (ii) for Base Rate Loans, the Base Rate then in effect for such Term Loans plus (A) if the Debt Rating by S&P is BB- or better and Ba3 or better by Moody's, 2.00% and (B) otherwise, 2.25%; and

          (b) with respect to Revolving Credit Loans, a percentage per annum equal to (i) during the period from the Closing Date to the date of delivery to the Administrative Agent of the Borrower's financial statements pursuant to Section 6.01(b) for the first two full fiscal quarters of the Borrower following such date, (x) for Eurodollar Rate Loans, the Eurodollar Rate then in effect for such Revolving Credit Loans plus 3.00% and (y) for Base Rate Loans, the Base Rate then in effect for such Revolving Credit Loans plus 2.00%, and (ii) thereafter, from time to time, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth below:

                                Applicable Rate

                                                                Eurodollar Rate +
                                                                -----------------
     Pricing Level   Consolidated Total Leverage Ratio          Letters of Credit    Base Rate+
     ------------------------------------------------------------------------------------------
     1               Equal to or greater than 3.75:1                  3.25%             2.25%
     2               Equal to or greater than 3.25:1 and less
                        than 3.75:1                                   3.00%             2.00%
     3               Equal to or greater than 2.75:1 and less
                        than 3.25:1                                   2.75%             1.75%
     4               Equal to or greater than 2.25:1 and less
                        than 2.75:1                                   2.25%             1.25%
     5               Less than 2.25:1                                 1.75%             0.75%

     Each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.03(d) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change. The Applicable Rate for each Revolving Credit Loan and for commissions on Letters of Credit shall be determined by reference to the Consolidated Total Leverage Ratio in effect from time to time; provided, however, that
     (A) no change in the Applicable Rate shall be effective until five Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 6.01(a) or (b), as the case may be, and a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower demonstrating such Consolidated Total Leverage Ratio and (B) the Applicable Rate shall be at Pricing Level 1 for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 6.01(a) or (b), as the case may be, and for so long as an Event of Default shall have occurred and be continuing.

     "Appropriate Lender" means, at any time, with respect to (a) the Term Facility, a Lender that has a Term Commitment at such time, (b) the Revolving Credit Facility, a Lender that has a Revolving Credit Commitment at such time,
(c) the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if the other Revolving Credit Lenders have made L/C Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (d) the Foreign Currency Fronting Facility, (i) the Foreign Currency Fronting Lender and (ii) if the other Revolving Credit Lenders have made Foreign Currency Fronting Loans pursuant to Section 2.04(c) that are outstanding at such time, each such other Revolving Credit Lender.

     "Approved Fund" has the meaning specified in Section 10.07(g).

     "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit E.

     "Attorney Costs" means and includes all reasonable fees, expenses and disbursements or other charges of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable expenses and disbursements of internal counsel.

     "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

     "Audited Financial Statements" means the audited consolidated balance sheet of the Business for the Fiscal Year ended December 31, 2001, and the related consolidated statements of income or operations, stockholders' equity and cash flows for such Fiscal Year of the Borrower and its Subsidiaries, including the notes thereto.

     "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

     "Bank of America" means Bank of America, N.A. and its successors.

     "BAS" has the meaning specified in the heading hereof.

     "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America (or such other bank as may be the Administrative Agent at such time) as its "prime rate". The "prime rate" is a rate set by Bank of America (or such other bank) based upon various factors including Bank of America's (or such other bank's) costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America (or such other bank) shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest at a rate based on the Base Rate.

     "Borrower" has the meaning specified in the heading hereof.

     "Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans, Term Loans or Foreign Currency Fronting Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Appropriate Lenders pursuant to Section 2.01.

     "Business" has the meaning specified in the first introductory paragraph hereof.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the Laws of, or are in fact closed in, either the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars or the office of the cash management bank of the Borrower is located and (a) if such day relates to any Eurodollar Rate Loan denominated in a currency other than Dollars or euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London interbank market or (b) if such day relates to any Eurodollar Rate Loan denominated in euro, means a TARGET Business Day.

     "Cash Collateralize" has the meaning specified in Section 2.03(g).

     "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 12 months from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) readily marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case having, at the time of the acquisition thereof, a rating of at least BBB+ by Moody's and Baa1 by S&P, (c) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (d) below, is organized under or subject to regulation under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (d) commercial paper in an aggregate amount of no more than $2,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, (e) repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any commercial bank meeting the requirements specified in clause (d) above or with any securities dealer of recognized national standing meeting the requirements specified in clause (d) above which is (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial bank or securities dealer thereunder, (f) money market funds that invest solely in one or more of the types of investments referred to in clauses (a) through (e) above; and (g) in the case of any Foreign Subsidiary, high quality, short-term liquid Investments made by such Foreign Subsidiary in the ordinary course of managing its surplus cash position in investments of similar quality as those described in clauses
(a) through (f) above.

     "Change of Control" means, with respect to any Person, an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
     (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

          (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower, or control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 20% or more of the combined voting power of such securities, or

          (d) the occurrence of any change of control or similar occurrence under or for purposes of the Senior Subordinated Debt Documents.

     "Closing Date" means the first date on which all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section
4.01 (or, in the case of Section 4.01(c), waived or deferred by the Person entitled to receive the applicable payment).

     "Code" means the Internal Revenue Code of 1986.

     "Co-Lead Arrangers" has the meaning specified in the heading hereof.

     "Collateral Documents" means the Security Agreement (including, without limitation, each Foreign Subsidiary Pledge Supplement), the Allergan Pledge Agreement and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

     "Commitment" means, (a) as to each Term Lender, its obligation to make Term Loans to the Borrower pursuant to Section 2.01(b) in a principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, and (b) as to each Revolving Credit Lender, its obligation to (i) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(a), (ii) purchase participations in L/C Obligations, and (iii) purchase participations in Foreign Currency Fronting Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

     "Compensation Period" has the meaning specified in Section 2.13(c).

     "Compliance Certificate" means a certificate substantially in the form of Exhibit D or otherwise in a form reasonably satisfactory to the Administrative Agent.

     "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

     "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the sum of federal, state, local and foreign income taxes accrued, whether or not paid in cash during such period by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income and (iv) other expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, but only to the extent that after calculating Consolidated EBITDA for such period without giving effect to this clause (iv) or clause (b) below, such other expenses do not exceed 10% of such calculated Consolidated EBITDA, and minus (b) all non-cash items increasing Consolidated Net Income for such period but only to the extent that after calculating Consolidated EBITDA for such period without giving effect to clause (a)(iv) above or this clause (b), such other items do not exceed 10% of such calculated Consolidated EBITDA.

     "Consolidated Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) the remainder of (i) Annualized Consolidated EBITDA for the period of the four fiscal quarters ending on such date less (ii) Annualized capital expenditures (excluding any expenditures made by Allergan or with proceeds of funds provided by Allergan for such purpose), for the period of the four fiscal quarters ending on such date to (b) the sum of (i) Annualized Consolidated Interest Charges for the period of the four fiscal quarters ending on such date plus (ii) Annualized tax expenses for the period of the four fiscal quarters ending on such date plus (iii) scheduled debt amortization payments for the period of the next four fiscal quarters after such date.

     "Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest expense in accordance with GAAP, whether or not paid in cash during such period, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     "Consolidated Interest Charges Annualization Factor" means the aggregate amount of interest that would accrue on the Loans outstanding during one fiscal quarter plus the aggregate amount of interest that would accrue on the Indebtedness under the Senior Subordinated Debt Documents during one fiscal quarter, assuming for purposes of this calculation that (a) the Loans outstanding are in the same principal amount and under the same Facility as those outstanding on the Closing Date, (b) the Applicable Rate is based on Level 2, (c) the aggregate principal amount of such Indebtedness under the Senior Subordinated Debt Documents is the amount of Indebtedness actually incurred pursuant to the Senior Subordinated Note Documents, and (d) the interest rate on such Indebtedness is the coupon rate for such Indebtedness.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Annualized Consolidated EBITDA for the period of the four fiscal quarters ending on such date to (b) Annualized Consolidated Interest Charges for such period.

     "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

     "Consolidated Senior Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) Revolving Credit Outstandings, (b) the Term Outstandings and (c) all other Indebtedness described in clauses (a), (b), (d) and (f) of the definition of Indebtedness which has not been subordinated to other Indebtedness.

     "Consolidated Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Senior Indebtedness as of such date to (b) Annualized Consolidated EBITDA (after giving pro forma effect to all acquisitions of Subsidiaries or assets otherwise permitted hereunder) for the period of the four prior fiscal quarters most recently ended for which the Borrower is required to deliver financial statements pursuant to Section 6.01(a) or (b).

     "Consolidated Total Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) the outstanding principal amount of all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) the outstanding amount of all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other form of entity that limits liability to its equity holders) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

     "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Annualized Consolidated EBITDA (after giving pro forma effect to all acquisitions of Subsidiaries or assets otherwise permitted hereunder) for the period of the four fiscal quarters most recently ended for which the Borrower is required to deliver financial statements pursuant to Section 6.01(a) or (b).

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Contribution and Distribution Agreement" means the Contribution and Distribution Agreement to be entered into between Allergan and the Borrower on or prior to the date on which the Spinoff is completed and in substantially the form provided to the Co-Lead Arrangers prior to the Closing Date.

     "Control" has the meaning specified in the definition of "Affiliate."

     "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

     "Credit Facilities" has the meaning specified in the second introductory paragraph hereto.

     "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

     "Current Liabilities" of any Person means (a) all Indebtedness of such Person that by its terms is payable on demand or matures within one year after the date of determination (excluding any Indebtedness renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

     "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's of the Borrower's non-credit-enhanced, senior secured long-term debt.

     "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

     "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

     "Default Rate" means an interest rate equal to (a) in the case of Eurodollar Rate Loans, the sum of (i) the Eurodollar Rate for such Loans, plus
(ii) the Applicable Rate, if any, applicable to such Loans, plus (iii) 2% per annum, and (b) for Base Rate Loans and for all other purposes, the sum of (i) the Base Rate then in effect plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum.

     "Defaulted Amount" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Foreign

Currency Fronting Lender pursuant to Section 2.04(c) to purchase a portion of a Foreign Currency Fronting Loan made by the Foreign Currency Fronting Lender, (b) the L/C Issuer pursuant to Section 2.03(c) to purchase a portion of an L/C Obligation made by the L/C Issuer, (c) the Administrative Agent pursuant to
Section 2.13(c) to reimburse the Administrative Agent for the amount of any Loan made by the Administrative Agent for the account of such Lender, (d) any other Lender pursuant to Section 2.14 to purchase any participation in Loans or L/C Obligations owing to such other Lender and (e) the Administrative Agent or the L/C Issuer pursuant to Section 9.07 to reimburse the Administrative Agent or the L/C Issuer for such Lender's ratable share of any amount required to be paid by the Lenders to the Administrative Agent or the L/C Issuer as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.16(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

     "Defaulted Loan" means, with respect to any Lender at any time, the portion of any Loan required to be made by such Lender to the Borrower pursuant to
Section 2.01 at or prior to such time which has not been made by such Lender or by the Administrative Agent for the account of such Lender pursuant to Section 2.13(c) as of such time. In the event that a portion of a Defaulted Loan shall be deemed made pursuant to Section 2.16(a), the remaining portion of such Defaulted Loan shall be considered a Defaulted Loan originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Loan so deemed made in part.

     "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Loans, participations in L/C Obligations or participations in Foreign Currency Fronting Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a proceeding under any Debtor Relief Laws.

     "Determination Date" has the meaning specified in Section 2.15(a).

     "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

     "Documentation Agent" has the meaning specified in the heading hereof.

     "Dollar" and "$" mean lawful money of the United States.

     "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a Foreign Currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with such Foreign Currency on the most recent Determination Date.

     "Domestic Subsidiary" means any Subsidiary that is created or organized in the United States or under the Laws of the United States or any State therein, other than any such Subsidiary that is defined as a Foreign Subsidiary under this Agreement.

     "Eligible Assignee" has the meaning specified in Section 10.07(g).

     "Employee Matters Agreement" means the Employee Matters Agreement to be entered into between Allergan and the Borrower on or prior to the date on which the Spinoff is completed and in substantially the form provided to the Co-Lead Arrangers prior to the Closing Date.

     "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

     "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

     "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA

Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America (or such other bank as may be the Administrative Agent at such time) and with a term equivalent to such Interest Period would be offered by Bank of America's (or such other bank's) London Branch to major banks in the applicable offshore dollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

     "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "Event of Default" has the meaning specified in Section 8.01.

     "Excess Cash Flow" means, for any period,

          (a)  the sum of:

               (i) Consolidated Net Income (or loss) of the Borrower and its Subsidiaries for such period plus

               (ii) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated Net Income (or loss) plus

               (iii) if there was a net increase in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

               (iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net decrease less

          (b)  the sum of:

               (i) the aggregate amount of all non-cash credits included in arriving at such Consolidated Net Income (or loss) plus

               (ii) if there was a net decrease in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net decrease plus

               (iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

               (iv) the aggregate amount of capital expenditures incurred during such period to the extent permitted by Section 7.12 plus

               (v) the aggregate amount of (A) principal payments on Revolving Credit Loans if accompanied simultaneously by a dollar for dollar permanent reduction in the Revolving Credit Commitments, (B) voluntary principal payments on Term Loans pursuant to Section 2.05, and (C) mandatory principal payments on Term Loans pursuant to Section 2.06(b) to the extent that such mandatory principal payments are made with the Net Cash Proceeds received from any sales of accounts receivable by any Subsidiary (other than a Domestic Subsidiary) permitted by Section 7.05(h), in each case during such period.

     "Existing Debt" means Indebtedness of the Borrower and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

     "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (including, without limitation, any key man life insurance but excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement.

     "Facility" means the Revolving Credit Facility or the Term Facility, as applicable.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America (or such other bank as may be the Administrative Agent at such time) on such day on such transactions as determined by the Administrative Agent.

     "Fee Letter" means the letter agreement, dated May 29, 2002, among the Borrower, Allergan, ML&Co., MLCC, Bank of America and BAS.

     "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

     "Foreign Currency" means euros, Japanese yen, pounds sterling, Canadian Dollars, Australian Dollars, Hong Kong Dollars, and other freely transferable currencies satisfactory to the Revolving Credit Lenders in their sole discretion.

     "Foreign Currency Fronting Borrowing" means a borrowing of a Foreign Currency Fronting Loan pursuant to Section 2.04.

     "Foreign Currency Fronting Facility" means the revolving credit facility made available by the Foreign Currency Fronting Lender pursuant to Section 2.04.

     "Foreign Currency Fronting Lender" means Bank of America in its capacity as provider of Foreign Currency Fronting Loans, or any successor foreign currency fronting lender hereunder.

     "Foreign Currency Fronting Loan" has the meaning specified in Section 2.04(a).

     "Foreign Currency Fronting Loan Notice" means a notice of a Foreign Currency Fronting Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit I.

     "Foreign Currency Sublimit" means, at any time, an amount equal to the lesser of (a) $10,000,000 and (b) the unused amount of the Aggregate Commitments under the Revolving Credit Facility as such time. The Foreign Currency Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

     "Foreign Subsidiary" means any Subsidiary that (a) is not created or organized in the United States or under the Laws of the United States or of any State therein or (b) is created or organized in the United States or under the Laws of the United States or any State therein and is a direct Subsidiary of a Subsidiary described in clause (a) or (b) of this definition.

     "Foreign Subsidiary Pledge Supplement" means each supplement to the Security Agreement in respect of the pledge of stock of a Subsidiary which is not a Domestic Subsidiary.

     "Foreign Lender" has the meaning specified in Section 10.15(a)(i).

     "FRB" means the Board of Governors of the Federal Reserve System of the United States.

     "Fund" has the meaning specified in Section 10.07(g).

     "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

     "Guarantors" means, collectively, (a) the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 6.12 and
(b) at all times prior to the consummation of the Spinoff (and if at the time of such consummation a Default has occurred and is continuing, so long thereafter until such Default has been cured or waived in accordance with the terms hereof), Allergan.

     "Guaranty" has the meaning specified in Section 4.01(a)(ix).

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Honor Date" has the meaning specified in Section 2.03(c)(i).

     "ICC" has the meaning specified in Section 2.03(h).

     "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

          (c) net obligations of such Person under any Swap Contract;

          (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and, except for those being contested in good faith, not past due for more than 60 days after the date on which each such trade payable or account payable was created);

          (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (f) capital leases and Synthetic Lease Obligations;

          (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

          (h) all Guarantees of such Person in respect of any of the foregoing; and

          (i) all indebtedness and other payment obligations referred to in clauses (a) through (h) above of another Person secured by (or for which the holder of such indebtedness or other payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment obligations.

     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, limited liability company or other form of entity that limits liability to its equity holders) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

     "Indemnified Liabilities" has the meaning specified in Section 10.05.

     "Indemnitees" has the meaning specified in Section 10.05.

     "Information" has the meaning specified in Section 10.08.

     "Information Memorandum" means the confidential information memorandum dated May, 2002 containing information supplied by the Borrower and used by the Co-Lead Arrangers in connection with the syndication of the Commitments.

     "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date for such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date for such Loan.

     "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or, in the case of any conversion of Base Rate Loans to Eurodollar Rate Loans on or about the Closing Date, one week) thereafter, as selected by the Borrower in its Loan Notice or Foreign Currency Fronting Loan Notice, as applicable; provided that:

               (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Loan shall extend beyond the Maturity Date for such Loan.

     "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs debt of the types referred to in clause (h) or (i) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or (d) any other investment in another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

     "IP Rights" has the meaning set forth in Section 5.17.

     "IRS" means the United States Internal Revenue Service.

     "IRS Letter Ruling" means the private letter ruling Ref. No. PLR-168887-01 issued by the IRS to Allergan and dated May 15, 2002.

     "Judgment Currency" has the meaning specified in Section 10.18.

     "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

     "L/C Advance" means, with respect to each Revolving Credit Lender, such Revolving Credit Lender's funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

     "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when reimbursement is required under Section 2.03(c) or refinanced as a Revolving Credit Borrowing.

     "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

     "L/C Drawing Notice" has the meaning specified in Section 2.03(c)(i).

     "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

     "L/C Obligations" means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

     "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Foreign Currency Fronting Lender.

     "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

     "Letter of Credit" means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

     "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

     "Letter of Credit Expiration Date" means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

     "Letter of Credit Sublimit" means, at any time, an amount equal to the lesser of (a) $20,000,000 and (b) the unused amount of the Aggregate Commitments under the Revolving Credit Facility at such time. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

     "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Credit Loan, a Term Loan or a Foreign Currency Fronting Loan.

     "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement,
(ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) so long as Allergan is a Guarantor, the Allergan Guaranty and the Allergan Pledge Agreement, and (vii) each Letter of Credit Application, and (b) for purposes of each Guaranty, the Allergan Guaranty and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) so long as Allergan is a Guarantor, the Allergan Guaranty and the Allergan Pledge Agreement, (vii) each Letter of Credit Application and (viii) each Secured Swap Contract.

     "Loan Notice" means a notice of (a) a Borrowing (other than a Foreign Currency Fronting Borrowing), (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A, which in each case shall include (i) a statement of the Consolidated Total Leverage Ratio and the Consolidated Senior Leverage Ratio then in effect both before and after giving effect to such Borrowing, conversion or continuation,
(ii) a statement that such Consolidated Total Leverage Ratio complies with
Section 7.11(a) and such Consolidated Senior Leverage Ratio complies with
Section 7.11(b) and (iii) an exhibit showing the calculations made in determining such Consolidated Total Leverage Ratio and such Consolidated Senior Leverage Ratio.

     "Loan Parties" means, collectively, the Borrower and each Guarantor, and individually, any of the Loan Parties.

     "Manufacturing Agreement" means the Manufacturing Agreement to be entered into between Allergan and the Borrower on or prior to the date on which the Spinoff is completed and in substantially the form provided to the Co-Lead Arrangers prior to the Closing Date.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Business, the Borrower or the Borrower and its Subsidiaries taken as a whole;
(b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

     "Material Contract" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $2,500,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

     "Material Subsidiary" means each Subsidiary now existing or hereafter acquired or formed, and each successor thereto, which (a) accounts for more than 5% of (i) the Consolidated gross revenues of the Borrower and its Subsidiaries,
(ii) Consolidated EBITDA, or (iii) the Consolidated assets of the Borrower and its Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter of the Borrower with respect to which, pursuant to clauses (a) or (b) of Section 6.01, financial statements have been, or are required to have been, delivered by the Borrower, and in any event includes all of the Subsidiaries listed on Schedule I.

     "Maturity Date" means (a) in the case of the Revolving Credit Facility, June 30, 2007, and (b) in the case of the Term Facility, June 30, 2008.

     "Maximum Rate" has the meaning specified in Section 10.10.

     "ML&Co." has the meaning specified in the heading hereof.

     "MLCC" means Merrill Lynch Capital Corporation.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Multiemployer Plan" means any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA and to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

     "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Indebtedness or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration or as a refund) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Indebtedness that, by the terms of the agreement or instrument governing such Indebtedness, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or accrued for future payments within 90 days after consummation of such disposition to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of amounts deducted but not actually paid or that are not then payable, if at the time such amounts are paid the amount so deducted exceeds the amount actually paid, then an amount equal to such excess shall constitute "Net Cash Proceeds" for all purposes hereunder.

     "Note" means a Revolving Credit Note or a Term Note.

     "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document (including any Secured Swap Contract) or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the

Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

     "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

     "Other Taxes" has the meaning specified in Section 3.01(b).

     "Outstanding Amount" means (a) with respect to Revolving Credit Loans and Foreign Currency Fronting Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Foreign Currency Fronting Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

     "Participant" has the meaning specified in Section 10.07(d).

     "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

     "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Section 412 of the Code or Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Pro Rata Share" means, (a) for the Revolving Credit Facility, with respect to each Revolving Credit Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the Revolving Credit Facility at such time; provided that if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Revolving Credit Lender shall be determined based on the Revolving Credit Outstandings of such Revolving Credit Lender, and

(b) for the Term Facility, with respect to each Term Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Term Commitment of such Lender at such time and the denominator of which is the amount of the Term Facility at such time; provided that if the commitment of each Term Lender to make Term Loans has been terminated pursuant to Section 8.02, then the Pro Rata Share of each Term Lender shall be determined based on the Term Outstandings of such Term Lender. The initial Pro Rata Share of each Lender for each of the Term Facility and the Revolving Credit Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

     "Reduction Amount" has the meaning specified in Section 2.06(e).

     "Register" has the meaning set forth in Section 10.07(c).

     "Related Documents" means the Contribution and Distribution Agreement, the Transitional Services Agreement, the Employee Matters Agreement, the Manufacturing Agreement, the Tax Sharing Agreement, the IRS Letter Ruling, the Senior Subordinated Debt Documents and any intercompany notes issued pursuant to
Section 7.03(i).

     "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

     "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans (other than Foreign Currency Fronting Loans), a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Foreign Currency Fronting Loan, a Foreign Currency Fronting Loan Notice.

     "Required Lenders" means, as of any date of determination, at least two Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or otherwise, at least two Lenders holding in the aggregate more than 50% of the sum of (x) Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender's risk participation and funded participation in L/C Obligations and Foreign Currency Fronting Loans being deemed "held" by such Lender for purposes of this definition) and (y) the aggregate principal amount of all Term Loans then outstanding; provided that the Commitment of, and the portion of the Revolving Credit Outstandings and outstanding Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

     "Required Revolving Credit Lenders" means Revolving Credit Lenders holding at least 50% of the Aggregate Commitments under the Revolving Credit Facility or, if such Commitments have terminated, at least 50% of the Revolving Credit Outstandings.

     "Required Term Lenders" means Term Lenders holding at least 50% of the Aggregate Commitments under the Term Facility or, if such Commitments have terminated, at least 50% of the Term Outstandings.

     "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest, or on account of any return of capital to the Borrower's stockholders, partners or members (or the equivalent Persons thereof) or any issuance or sale of any Equity Interests or acceptance of any capital contributions.

     "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type made by the Revolving Credit Lenders.

     "Revolving Credit Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Assumptions, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.07.

     "Revolving Credit Facility" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

     "Revolving Credit Lender" means any Lender that has a Revolving Credit Commitment.

     "Revolving Credit Loan" has the meaning specified in Section 2.01(a).

     "Revolving Credit Note" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit C, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans and L/C Advances and participations in Foreign Currency Fronting Loans made by such Lender, as amended, endorsed or otherwise modified from time to time.

     "Revolving Credit Outstandings" means the aggregate Outstanding Amount of all Revolving Credit Loans, all Foreign Currency Fronting Loans and all L/C Obligations.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

     "Secured Obligations" has the meaning specified in Section 2 of the Security Agreement.

     "Secured Parties" means the Agents, the Lenders and the Swap Banks.

     "Secured Swap Contract" means any Swap Contract required or permitted under this Agreement that is entered into by and between the Borrower and any Swap Bank.

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

     "Security Agreement" has the meaning specified in Section 4.01(a)(viii).

     "Senior Subordinated Debt Documents" means (a) the Purchase Agreement dated June 20, 2002 among ML&Co., BAS, the other Initial Purchasers party thereto, the Borrower, Allergan and AMO Holdings, LLC, pursuant to which the Borrower will issue $200,000,000 in aggregate principal amount of 9.25% Senior Subordinated Notes due 2010, (b) the Indenture dated June 20, 2002 between the Borrower, each of the Guarantors named therein and The Bank of New York, as trustee, and (c) all other agreements, indentures, guarantees and instruments entered into in connection therewith.

     "Senior Subordinated Debt Financing" means the financing provided pursuant to the Senior Subordinated Debt Documents.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Specified Event of Default" means any Event of Default under Section 8.01(a), (b) (occurring as a result of the failure of any Loan Party to comply with Section 7.01, 7.02, 7.03, 7.04, 7.05, 7.07 or 7.10), (e), (f), (g) or (k).

     "Spinoff" has the meaning specified in the first introductory paragraph hereof.

     "Spot Rate" for a currency means the rate quoted by Bank of America (or such other bank as may be the Administrative Agent at such time) as the spot rate for the purchase by Bank of America (or such other bank as may be the Administrative Agent at such time) of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., New York time, on the date two Business Days prior to the date on which the foreign exchange transaction is made.

     "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Subsidiary Guarantor" means any Guarantor, other than Allergan.

     "Surviving Debt" means Indebtedness of the Borrower and its Subsidiaries outstanding immediately before (and permitted hereunder to be outstanding immediately after) giving effect to the Transaction.

     "Swap Bank" means any Lender or an Affiliate of a Lender in its capacity as a party to a Secured Swap Contract.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

     "Syndication Agent" has the meaning specified in the heading hereof.

     "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

     "TARGET Business Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

     "Tax Sharing Agreement" means the Tax Sharing Agreement to be entered into between Allergan and the Borrower on or prior to the date on which the Spinoff is completed and in substantially the form provided to the Co-Lead Arrangers prior to the Closing Date.

     "Taxes" has the meaning specified in Section 3.01(a).

     "Term Borrowing" means a borrowing consisting of simultaneous Term Loans of the same Type made by the Term Lenders.

     "Term Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Term Commitment" or, if such Lender has entered into one or more Assignment and Assumptions, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.07(c) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to
Section 2.07.

     "Term Facility" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

     "Term Lender" means any Lender that has a Term Commitment.

     "Term Loan" has the meaning specified in Section 2.01(b).

     "Term Note" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit B, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender, as amended, endorsed or otherwise modified from time to time.

     "Term Outstandings" means, on any date, the aggregate outstanding principal amount of all Term Loans after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

     "Threshold Amount" means $2,500,000.

     "Transaction" means the Spinoff, the extension of the Credit Facilities and the incurrence of the Senior Subordinated Debt Financing.

     "Transitional Services Agreement" means the Transitional Services Agreement to be entered into between Allergan and the Borrower on or prior to the date on which the Spinoff is completed and in substantially the form provided to the Co-Lead Arrangers prior to the Closing Date.

     "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

     "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

     "United States" and "U.S." mean the United States of America.

     "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

     1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

               (iii) The term "including" is by way of example and not limitation.

               (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

          (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

     1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

     (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Co-Lead Arrangers, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders (such approval not to be unreasonably withheld, delayed or conditioned)); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Co-Lead Arrangers and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

     1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

     1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and
(b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

     1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

     1.07 Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases and decreases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

                                  ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

     2.01 Loans. (a) Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a "Revolving Credit Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Revolving Credit Outstandings shall not exceed the Revolving Credit Facility,
(ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Foreign Currency Fronting Loans shall not exceed such Lender's Revolving Credit Commitment, and (iii) the Outstanding Amount of all Foreign Currency Fronting Loans, plus the Outstanding Amount of all Revolving Credit Loans that were made in a Foreign Currency, shall not exceed the Foreign Currency Sublimit; provided further, however, that the aggregate Revolving Credit Borrowings to be made on or prior to the date on which the Spinoff occurs shall not exceed $2,000,000, and on the Closing Date no Loans may be made or maintained as Eurodollar Rate Loans. Within the limits of each Revolving Credit Lender's Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

     (b) Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan (a "Term Loan") to the Borrower on the Closing Date in an amount equal to the amount of such Lender's Term Commitment. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this
Section 2.01(b) and repaid or prepaid may not be reborrowed.

     2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 9:00 a.m. three (3) Business Days prior to the requested date of any Borrowing of Foreign Currency Fronting Loans or Revolving Credit Loans made in a Foreign Currency, (ii) 1:00

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

p.m. three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans (other than Eurodollar Rate Loans made in a Foreign Currency) or of any conversion of Eurodollar Rate Loans to Base Rate Loans, (iii) 1:00 p.m. one (1) Business Day prior to the requested date of any Borrowing of Base Rate Loans, and (iv) 11:00 a.m. on the requested date of any Borrowing of Base Rate Loans the proceeds of which will be used to repay L/C Borrowings. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly (and in any event on the date of such telephonic notice) by delivery to the Administrative Agent of a written Loan Notice or Foreign Currency Fronting Loan Notice, as applicable, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans (other than with respect to a Foreign Currency Fronting Loan) shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans,
(ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, which, in the case of a Revolving Credit Loan to be made in a Foreign Currency, shall be in a minimum amount of $3,000,000, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) whether such Loans are Term Loans or Revolving Credit Loans, (vi) if applicable, the Foreign Currency in which such Loans are to be made, and (vii) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

     (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection (a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America (or such other bank as may be the Administrative Agent at such time) with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower, as provided above.

     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

     (d) The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Appropriate Lenders of any change in the prime rate of Bank of America (or such other bank as may be the Administrative Agent at such time) used in determining the Base Rate promptly following the public announcement of such change.

     (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

     (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

     2.03 Letters of Credit.

     (a) The Letter of Credit Commitment.

          (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Revolving Credit Outstandings would exceed the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender's Pro Rata Share of the Outstanding Amount of all Foreign Currency Fronting Loans would exceed such Lender's Revolving Credit Commitment, or
     (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

          (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

               (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

               (B) the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Credit Lenders have approved such expiry date, it being understood that no such approval shall be required for the issuance of any Letter of Credit that has an expiry date of 12 months or less from the date of issuance, but that includes provision for automatic renewal beyond such 12 month period;

               (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date;

               (D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; or

               (E) such Letter of Credit is to be denominated in a currency other than Dollars, yen, pounds sterling, Australian dollars or euro or other freely transferable currencies satisfactory to the Revolving Credit Lenders.

          (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or
     (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     (b) Procedures for Issuance and Amendment of Letters of Credit.

          (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower, which Letter of Credit Application shall specify, among other things, whether such Letter of Credit is to be denominated in Dollars, yen, pounds sterling, Australian dollars or euros and in the absence of such specification shall be deemed to be a request for a Letter of Credit denominated in Dollars. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof;
     (E) the documents to be

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

     presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require.

          (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

          (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

     (c) Drawings and Reimbursements; Funding of Participations.

          (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof (such notice, an "L/C Drawing Notice"), and shall state the date payment shall be made by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"). Not later than 11:00 a.m. on the later to occur of the Honor Date or the first Business Day following receipt by the Borrower of the L/C Drawing Notice, the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the Dollar Equivalent amount of such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing in Dollars of Base Rate Loans to be disbursed on the Honor Date in a Dollar Equivalent amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section
     2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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

          (ii) Each Revolving Credit Lender (including the Revolving Credit Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in a Dollar Equivalent amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan in Dollars under the Revolving Credit Facility to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

          (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

          (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

          (v) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans pursuant to this
     Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

          (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
     Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause
     (vi) shall be conclusive absent manifest error.

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

     (d) Repayment of Participations.

          (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

          (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

          (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

          (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

          (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

          (iv) any payment by the L/C Issuer to the beneficiary under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

          (v) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

          (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

     The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

     (f) Role of L/C Issuer. Each Revolving Credit Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter

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

of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America (or such other bank as may be the Administrative Agent at such time). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount thereof, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the deposit accounts at Bank of America (or such other bank as may be the Administrative Agent at such time) as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the L/C Issuer. So long as no Default has occurred and is continuing and no Obligations of the Borrower or any Loan Party that are due and payable remain unpaid, if any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be returned to the Borrower.

     (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

     (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a letter of credit fee for each Letter of Credit issued by the L/C Issuer equal to 0.20% per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is

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

then in effect under such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand.

     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

     2.04 Foreign Currency Fronting Loans.

     (a) The Foreign Currency Fronting Facility. Subject to the terms and conditions set forth herein, the Foreign Currency Fronting Lender agrees to make loans (each such loan, a "Foreign Currency Fronting Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount for all such Foreign Currency Fronting Loans not in excess of $3,000,000 and not to exceed at any time outstanding, together with the Outstanding Amount of all Revolving Credit Loans that were denominated in a Foreign Currency, the amount of the Foreign Currency Sublimit, notwithstanding the fact that such Foreign Currency Fronting Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans (other than Foreign Currency Fronting Loans) and L/C Obligations of the Lender acting as Foreign Currency Fronting Lender, may exceed the amount of such Lender's Revolving Credit Commitment; provided, however, that after giving effect to any Foreign Currency Fronting Loan, (i) the Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Foreign Currency Fronting Loans shall not exceed such Lender's Revolving Credit Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Foreign Currency Fronting Loan shall be a Eurodollar Rate Loan. Immediately upon the making of a Foreign Currency Fronting Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Foreign Currency Fronting Lender a risk participation in such Foreign Currency Fronting Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Foreign Currency Fronting Loan.

     (b) Borrowing Procedures. Each Foreign Currency Fronting Borrowing shall be made upon the Borrower's irrevocable notice to the Foreign Currency Fronting Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Foreign Currency Fronting Lender and the Administrative Agent not later than 9:00 a.m. three (3) Business Days prior to the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, (ii) the requested borrowing date, which shall be a Business Day and (iii) the Foreign Currency in which such borrowing is to be made. Each such telephonic notice must be confirmed promptly by delivery to the Foreign Currency Fronting Lender and the Administrative Agent of a written Foreign Currency Fronting Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Foreign Currency Fronting Lender of any telephonic Foreign Currency Fronting Loan Notice, the Foreign Currency Fronting Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Foreign Currency Fronting Loan Notice and, if not, the Foreign Currency Fronting Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Foreign Currency Fronting Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the

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

request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Foreign Currency Fronting Borrowing (A) directing the Foreign Currency Fronting Lender not to make such Foreign Currency Fronting Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Foreign Currency Fronting Lender will, not later than 3:00 p.m. on the borrowing date specified in such Foreign Currency Fronting Loan Notice, make the amount of its Foreign Currency Fronting Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Foreign Currency Fronting Lender in immediately available funds.

     (c)  Refinancing of Foreign Currency Fronting Loans.

               (i) The Foreign Currency Fronting Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Foreign Currency Fronting Lender to so request on its behalf), that each Revolving Credit Lender make a Eurodollar Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Foreign Currency Fronting Loans then outstanding. Such request shall be made in writing and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Eurodollar Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Foreign Currency Fronting Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Foreign Currency Fronting Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to
          Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Eurodollar Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Foreign Currency Fronting Lender.

               (ii) If for any reason any Foreign Currency Fronting Loan cannot be refinanced by such a Borrowing in accordance with Section 2.04(c)(i), the request for Eurodollar Rate Loans submitted by the Foreign Currency Fronting Lender as set forth herein shall be deemed to be a request by the Foreign Currency Fronting Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Foreign Currency Fronting Loan and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Foreign Currency Fronting Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

               (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Foreign Currency Fronting Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Foreign Currency Fronting Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Foreign Currency Fronting Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Foreign Currency Fronting Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

               (iv) Each Revolving Credit Lender's obligation to make Revolving Credit Loans or to purchase and fund risk participations in Foreign Currency Fronting Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Foreign Currency Fronting Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or
          (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Foreign Currency Fronting Loans, together with interest as provided herein.

     (d)  Repayment of Participations.

               (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Foreign Currency Fronting Loan, if the Foreign Currency Fronting Lender receives any payment on account of such Foreign Currency Fronting Loan, the Foreign Currency Fronting Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Foreign Currency Fronting Lender.

               (ii) If any payment received by the Foreign Currency Fronting Lender in respect of principal or interest on any Foreign Currency Fronting Loan is required to be returned by the Foreign Currency Fronting Lender under any of the circumstances described in Section
          10.06 (including pursuant to any settlement entered into by the Foreign Currency Fronting Lender in its discretion), each Revolving Credit Lender shall pay to the Foreign Currency Fronting Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Foreign Currency Fronting Lender.

     (e) Interest for Account of Foreign Currency Fronting Lender. The Foreign Currency Fronting Lender shall be responsible for invoicing the Borrower for interest on the Foreign Currency Fronting Loans. Until each Revolving Credit Lender funds its Eurodollar Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Pro Rata Share of any Foreign Currency Fronting Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Foreign Currency Fronting Lender.

     (f) Payments Directly to Foreign Currency Fronting Lender. The Borrower shall make all payments of principal and interest in respect of the Foreign Currency Fronting Loans directly to the Foreign Currency Fronting Lender.

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

     2.05 Voluntary Prepayments.

     (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 1:00 p.m. (a) three Business Days, in the case of a prepayment of Eurodollar Rate Loans, and (b) one Business Day, in the case of a prepayment of Base Rate Loans, prior to any date of prepayment; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are Revolving Credit Loans, Term Loans or Foreign Currency Fronting Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with, in the case of a Eurodollar Rate Loan, any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Loans of the Appropriate Lenders in accordance with their respective Pro Rata Shares. Each prepayment of Term Loans shall be applied pro rata to the scheduled amortization payments thereof.

     (b) If for any reason the Revolving Credit Outstandings at any time exceed the Revolving Credit Facility then in effect, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this
Section 2.05(b) unless after the prepayment in full of the Revolving Credit Loans and Foreign Currency Fronting Loans the Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect.

     2.06 Mandatory Prepayments.

     (a) The Borrower shall, on the 100th day following the end of each Fiscal Year, prepay an aggregate principal amount of the Loans and Cash Collateralize the L/C Obligations in an amount equal to the amount of (i) if at the end of such Fiscal Year the Consolidated Total Leverage Ratio is 2.75:1 or greater, 75% of Excess Cash Flow for such Fiscal Year and (ii) if at the end of such Fiscal Year the Consolidated Total Leverage Ratio is 2.25:1 or greater but less than 2.75:1, 50% of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied ratably first to the Term Loans pro rata to the scheduled amortization payments thereof until all are paid in full and second to the Revolving Credit Facility as set forth in clause (e) below.

     (b) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (i) the Disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (a), (b), (c), (d), (f) or (i) of Section 7.05) for an aggregate amount of $2,500,000 or more, (ii) the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (including Indebtedness incurred under Section 7.03(d)) (other than Indebtedness incurred or issued pursuant to clause (a), (b), (c), (e), (f), (g),
(h), (i), (j) or (k) of Section 7.03), (iii) the sale or issuance by the Borrower or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution) (other than Net Cash Proceeds received from (x) the Borrower or any of its Subsidiaries or (y) purchases of stock and exercise of options by employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans in an aggregate amount not to exceed $4,000,000 in any Fiscal Year) and (iv) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries in an aggregate amount of $2,500,000 or more and not otherwise included in clause (i), (ii) or (iii) above, prepay an aggregate principal amount of the Loans and Cash Collateralize the L/C Obligations in an amount equal to (x) in the case of clauses (i), (ii) and (iv) above, 100% of the amount of such Net Cash Proceeds and (y) in the case of clause (iii) above, 50% of the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to the Term Facility pro rata to the scheduled amortization payments thereof until all are paid in full and second to the Revolving Credit Facility as set forth in clause (e) below; provided that, with respect to any Net Cash Proceeds realized (x) under a Disposition described in clause (b)(i) above or (y) proceeds of insurance described in clause (b)(iv) above, at the option of the Borrower (as elected by the Borrower in writing to the Administrative Agent on or prior to the date of such Disposition or the receipt of such insurance proceeds), and so long as no Default shall have occurred and be continuing, the Borrower may reinvest all or any portion of such Net Cash Proceeds in operating assets used in the Business so long as (A) within 120 days following receipt of such Net Cash Proceeds, a definitive agreement for the purchase of such assets with such proceeds shall have been entered into (as certified by the Borrower in writing to the Administrative Agent) and (B) within 270 days after the receipt of such Net Cash Proceeds, such purchase shall have been consummated (as certified by the Borrower in writing to the Administrative Agent); provided further, however, that any Net Cash Proceeds not subject to such definitive agreement or so reinvested shall be immediately applied to the prepayment of the Loans as set forth above.

     (c) If for any reason the Revolving Credit Outstandings at any time exceed the Revolving Credit Facility then in effect, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

     (d) The Borrower shall, on each Business Day, Cash Collateralize the L/C Obligations in an amount equal to the amount by which the L/C Obligations exceeds the Letter of Credit Sublimit on such Business Day.

     (e) Prepayments of the Revolving Credit Facility made pursuant to clause
(a), (b) or (c) above shall be first applied to prepay L/C Advances then outstanding until such L/C Advances are paid in full, and second applied to prepay Revolving Credit Loans then outstanding comprising part of the same Borrowings until such Loans are paid in full and third applied to Cash Collateralize 100% of the L/C Obligations; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (a) or (b) above, the amount remaining (if any) after the prepayment in full of the Loans then outstanding and the Cash Collateralization of 100% of the L/C Obligations (the sum of such prepayment amounts, Cash Collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.07(e). Upon the drawing of any Letter of Credit that has been Cash Collateralized, such funds shall be applied to reimburse the L/C Issuer or Revolving Credit Lenders, as applicable.

     (f) The Borrower shall prepay in full the Outstanding Amount of all Loans and all Foreign Currency Fronting Loans and Cash Collateralize all L/C Obligations on the earlier of (i) July 31, 2002 if the Spinoff (including the distribution of shares of the Borrower to stockholders of Allergan) has not occurred on or prior to such date and (ii) the date on which Allergan or the Borrower publicly announces the Spinoff will not take place prior to July 31, 2002.

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

     (g) If as of any Determination Date (i) the Dollar Equivalent of the Revolving Credit Outstandings exceeds the Revolving Credit Facility then in effect, (ii) the Dollar Equivalent of the sum of (A) all Foreign Currency Fronting Loans and (B) the Outstanding Amount of all Revolving Credit Loans denominated in a Foreign Currency exceeds the Foreign Currency Sublimit then in effect or (iii) the Dollar Equivalent of all L/C Obligations exceeds the Letter of Credit Sublimit, in each case, the Borrower shall, on such Determination Date, prepay Revolving Credit Loans denominated in Foreign Currencies, prepay Foreign Currency Fronting Loans and/or Cash Collateralize Letters of Credit denominated in a Foreign Currency in an aggregate amount equal to such excess; provided that to the extent that the Borrower has a Swap Contract with a counterparty reasonably acceptable to the Co-Lead Arrangers for the Foreign Currency of such Revolving Credit Loan, Foreign Currency Fronting Loan or Letter of Credit, such Swap Contract shall be considered in making the calculation in this clause (g).

     (h) All prepayments under this Section 2.06 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

     2.07 Termination or Reduction of Commitments.

     (a) The Borrower may, upon notice to the Administrative Agent, terminate unused amounts of the Revolving Credit Facility, or from time to time permanently reduce the unused portions of the Revolving Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 1:00 p.m. two Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $2,000,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Outstandings would exceed the Revolving Credit Facility, and (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Letter of Credit Sublimit or the Foreign Currency Sublimit exceeds the amount of the Revolving Credit Facility, such Letter of Credit Sublimit or Foreign Currency Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Appropriate Lenders of any such notice of termination or reduction of the Term Facility or the Revolving Credit Facility. Any reduction of the Term Facility or the Revolving Credit Facility shall be applied to the Commitment of each Appropriate Lender according to its Pro Rata Share. All commitment fees accrued until the effective date of any termination of the Term Facility or the Revolving Credit Facility shall be paid on the effective date of such termination.

     (b) On the date of the Term Borrowing, after giving effect to such Term Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term Loans, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Loans then outstanding.

     (c) The Letter of Credit Sublimit shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Sublimit exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

     (d) The Foreign Currency Sublimit shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the

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

amount of the Foreign Currency Sublimit exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

     (e) The Revolving Credit Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(a) or (b) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

     2.08 Repayment of Loans.

     (a) The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Loans on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06):

     Date              Amount
     ----              ------
March 31, 2003       $   250,000
June 30, 2003        $   250,000

September 30, 2003   $   250,000
December 31, 2003    $   250,000
March 31, 2004       $   250,000
June 30, 2004        $   250,000

September 30, 2004   $   250,000
December 31, 2004    $   250,000
March 31, 2005       $   250,000
June 30, 2005        $   250,000

September 30, 2005   $   250,000
December 31, 2005    $   250,000
March 31, 2006       $   250,000
June 30, 2006        $   250,000

September 30, 2006   $   250,000
December 31, 2006    $   250,000
March 31, 2007       $   250,000
June 30, 2007        $   250,000

September 30, 2007   $23,750,000
December 31, 2007    $23,750,000
March 31, 2008       $24,000,000
June 30, 2008        $24,000,000

provided, however, that the final principal installment shall be repaid on the Maturity Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term Loans outstanding on such date.

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

     (b) The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Loans then outstanding.

     2.09 Interest.

     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Foreign Currency Fronting Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Eurocurrency Rate plus the Applicable Rate.

     (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

     2.10 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03:

     (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to 0.50% per annum times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations; provided, however, that no commitment fee shall accrue on the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility.

     (b) Other Fees. (i) The Borrower shall pay to the Co-Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

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

          (ii) The Co-Lead Arrangers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     2.11 Computation of Interest and Fees. All computations of interest for Foreign Currency Fronting Loans and for Base Rate Loans and when the Base Rate is determined by the "prime rate" of Bank of America (or such other bank as may be the Administrative Agent at such time) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

     2.12 Evidence of Debt.

     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Appropriate Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note or a Term Note, as applicable, which shall evidence such Lender's Revolving Credit Loans or Term Loans, as applicable, in addition to such accounts or records. Each Appropriate Lender may attach schedules to its Revolving Credit Note or Term Note, as applicable, and endorse thereon the date, Type (if applicable), amount and maturity of its Revolving Credit Loans or Term Loans, as applicable, and payments with respect thereto.

     (b) In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Foreign Currency Fronting Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

     (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such

Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.

     2.13 Payments Generally.

     (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Appropriate Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars or, with respect to Loans made in a Foreign Currency and Foreign Currency Fronting Loans, the applicable Foreign Currency and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

     (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

     (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

          (i) if the Borrower failed to make such payment, each Appropriate Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Appropriate Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Appropriate Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

     (d) If any Appropriate Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

     (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Foreign Currency Fronting Loans are several and not joint. The failure of any Appropriate Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Appropriate Lender of its corresponding obligation to do so on such date, and no Appropriate Lender shall be responsible for the failure of any other Appropriate Lender to so make its Loan or purchase its participation.

     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     (g) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

     2.14 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Foreign Currency Fronting Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Appropriate Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Foreign Currency Fronting Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in
Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Appropriate Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing

Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Appropriate Lender so purchasing a participation from another Appropriate Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Appropriate Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

     2.15 Foreign Currency Borrowings.

     (a) Determination of Dollar Equivalents. The Administrative Agent will determine the Dollar Equivalent amount on each of the following dates: (a) the date a Request for Credit Extension is delivered to the Administrative Agent with respect to each Credit Extension issued or advanced that results in such Outstanding Amount denominated in a Foreign Currency, (b) each date on which any such Outstanding Amount is due, (c) any Interest Payment Date applicable thereto, (d) the Honor Date with respect to any Letter of Credit denominated in a Foreign Currency, (e) each date of an amendment of any such Letter of Credit denominated in a Foreign Currency having the effect of increasing the amount thereof, (f) any date on which an L/C Borrowing is deemed to have been made with respect to a Letter of Credit denominated in a Foreign Currency, and (g) any additional and more frequent dates as the Co-Lead Arrangers in their sole discretion may, or at the direction of the Required Lenders shall, select from time to time (each such date under clauses (a) through (g), being a "Determination Date").

     (b) Notification of Availability. If on any date on which a Foreign Currency Fronting Loan or a Revolving Credit Loan made in a Foreign Currency is requested to be made or continued, in the event that the Foreign Currency requested or elected by the Borrower to be continued is not available to the Administrative Agent, then the Administrative Agent shall notify the Borrower no later than 3:00 p.m., three Business Day prior to the proposed Borrowing or proposed continuation.

     (c) Consequences of Non-Availability. If the Administrative Agent notifies the Borrower pursuant to Section 2.15(b) that the Foreign Currency requested or elected by the Borrower to be continued is not available, such notification shall (i) in the case of any request for a Borrowing, revoke such request and
(ii) in the case of any continuation or conversion, result in the Eurodollar Rate Loans denominated in such Foreign Currency being automatically converted into Eurodollar Rate Loans denominated in Dollars for a one month Interest Period on the last day of the then current Interest Period with respect to such Eurodollar Rate Loans denominated in such Foreign Currency.

     (d) Automatic Conversions. During the existence of an Event of Default, all outstanding Loans denominated in a Foreign Currency shall be redenominated and converted into their Dollar Equivalent of Base Rate Loans in Dollars on the last day of the Interest Period applicable to any such Loans.

     2.16 Defaulting Lenders.

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

     (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent, the L/C Issuer, the Foreign Currency Fronting Lender or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of the L/C Issuer, the Foreign Currency Fronting Lender or such other Lender and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such the L/C Issuer, the Foreign Currency Fronting Lender and the other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, the L/C Issuer, the Foreign Currency Fronting Lender and the other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, the L/C Issuer, the Foreign Currency Fronting Lender and the other Lenders, in the following order of priority:

          (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

          (ii) second, to the L/C Issuer, the Foreign Currency Fronting Lender or any other Lenders for any Defaulted Amounts then owing to the L/C Issuer, the Foreign Currency Fronting Lender or any other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to the L/C Issuer, the Foreign Currency Fronting Lender or such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) of this Section 2.16.

     (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Loan or a Defaulted Amount and (iii) the Borrower, the Administrative Agent, the L/C Issuer, the Foreign Currency Fronting Lender or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower, the L/C Issuer, the Foreign Currency Fronting Lender or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (b) shall be deposited by the Administrative Agent in an account with Bank of America (or such other bank as may be the Administrative Agent at such time), in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Bank of America's (or such other bank's) standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative

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Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Loans required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent, the L/C Issuer, the Foreign Currency Fronting Lender or any other Lender, as and when such Loans or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Loans and amounts required to be made or paid at such time, in the following order of priority:

          (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

          (ii) second, to the L/C Issuer, the Foreign Currency Fronting Lender or any other Lender for any amount then due and payable by such Defaulting Lender to the L/C Issuer, the Foreign Currency Fronting Lender or such other Lender hereunder, ratably in accordance with such respective amounts then due and payable to the L/C Issuer, the Foreign Currency Fronting Lender and such other Lenders; and

          (iii) third, to the Borrower for any Loan then required to be made by such Defaulting Lender pursuant to a Revolving Credit Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

     (c) The rights and remedies against a Defaulting Lender under this Section
2.16 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Loan and that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes.

     (a) Subject to Section 10.15, any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). Subject to Section 10.15, if the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender,

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

(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

     (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies with reasonable support is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

     (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

     (e) If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder or on account of which the Borrower's payment to a Lender has been increased hereunder, the relevant Lender or the Administrative Agent, as applicable, shall cooperate with the Borrower in challenging such Taxes at the Borrower's expense if so requested by the Borrower in writing. If any Lender or the Administrative Agent, as applicable, receives a refund or credit of a Tax for which a payment has been made by the Borrower pursuant to this Section, which credit or refund in the good faith judgment of such Lender or Administrative Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or the Administrative Agent, as the case may be, determines in their respective good faith judgments to be the proportion of the credit or refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. If a Lender or the Administrative Agent is required to return all or a portion of any credit or refund for which reimbursement was made under the preceding sentence to the authority that granted such refund, the Borrower shall pay over to such Lender or the Administrative Agent, as the case may be, the portion of such reimbursement as

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

will leave such Lender or the Administrative Agent, as the case may be, in no better or worse position than if no such reimbursement had been made. Nothing herein contained shall (i) interfere with the right of a Lender or the Administrative Agent to arrange its tax affairs in whatever manner it thinks fit, (ii) oblige any Lender or the Administrative Agent to disclose any information relating to its tax affairs or any computations in respect thereof or (iii) require any Lender or the Administrative Agent to do anything that would prejudice its ability to benefit from any other reliefs, remissions or repayments to which it may be entitled.

     3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

     3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

     3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.

     (a) If any Lender determines that as a result of the introduction after the Closing Date of or any change after the Closing Date in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from
(i) any taxes (as to which Section 3.01 shall govern to the extent applicable),
(ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of

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either thereof under the Laws of which such Lender is organized or has its
Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

     (b) If any Lender determines that the introduction after the Closing Date of any Law regarding capital adequacy or any change after the Closing Date therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

     3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

          (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

          (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

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     3.06 Matters Applicable to all Requests for Compensation. (a) A written notice from the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

     (b) Anything in this Agreement to the contrary notwithstanding, to the extent any notice under this Article III is given by any Lender more than 180 days after such Lender has knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in this Article III or if such additional cost, reduction in amounts, loss or other additional amounts are the result of any change in Law that is applied retroactively, more than 180 days after the date such Law was changed (without giving effect to such retroactive application), such Lender shall not be entitled to compensation under such Section for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

     3.07 Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

     4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

     (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Co-Lead Arrangers and their legal counsel:

          (i) executed counterparts of this Agreement, sufficient in number for distribution to the Co-Lead Arrangers, each Lender and the Borrower.

          (ii) a Revolving Credit Note executed by the Borrower in favor of each Revolving Credit Lender requesting a Revolving Credit Note and a Term Note executed by the Borrower in favor of each Term Lender requesting a Term Note.

          (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement, the other Loan Documents, the Transaction and the Transaction Documents to which such Loan Party is a party.

          (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires

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

     such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (v) a favorable opinion of Latham & Watkins, counsel to the Loan Parties, addressed to the Co-Lead Arrangers and each Lender, as to the matters set forth in Exhibit G and such other matters concerning the Loan Parties, the Loan Documents, the Transaction and the Transaction Documents as the Co-Lead Arrangers or the Required Lenders may reasonably request.

          (vi) a certificate of a Responsible Officer of each Loan Party either
     (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required.

          (vii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) a calculation of the Consolidated Total Leverage Ratio as of the last day of the fiscal quarter of the Borrower most recently ended prior to the Closing Date both on an actual basis as of the date of determination and on a pro forma basis (as it pertains to Indebtedness incurred on the Closing Date).

          (viii) A security agreement in substantially the form of Exhibit H (together with each other security agreement and security agreement supplement delivered pursuant to Section 6.12, in each case as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), duly executed by each Loan Party (other than Allergan), together with:

               (A) instruments evidencing the Pledged Debt referred to therein indorsed in blank,

               (B) acknowledgment copies or stamped receipt copies of proper financing statements, duly filed on or before the Closing Date under the Uniform Commercial Code of all jurisdictions that the Co-Lead Arrangers may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents, covering the Collateral described in the Collateral Documents,

               (C) completed requests for information, dated on or before the Closing Date, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party or predecessor as debtor, together with copies of such financing statements,

               (D) evidence of the completion of all other recordings and filings of or with respect to the Collateral Documents that the Co-Lead Arrangers may deem necessary or desirable in order to perfect and protect the Liens created thereby,

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

               (E) copies of the Assigned Agreements referred to in the Security Agreement, together with, if reasonably requested by the Administrative Agent for a Material Contract, a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

               (F) the Pledged Account Letters referred to in the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

               (G) evidence that all other action that the Co-Lead Arrangers may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and, if reasonably requested by the Co-Lead Arrangers, landlords' and bailees' waiver and consent agreements).

          (ix) A guaranty in substantially the form of Exhibit F (together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12, in each case as amended, supplemented or otherwise modified from time to time, the "Guaranty"), duly executed by each Guarantor.

          (x) A guaranty in substantially the form of Exhibit J (as amended, supplemented or otherwise modified from time to time, the "Allergan Guaranty"), duly executed by Allergan, and a pledge agreement in substantially the form of Exhibit K (as amended, supplemented or otherwise modified from time to time, the "Allergan Pledge Agreement"), duly executed by Allergan.

          (xi) A copy of a certificate of the Secretary of State of the jurisdiction of organization of each Loan Party, dated reasonably near the Closing Date, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

          (xii) A certificate of each Loan Party, signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the Closing Date (the statements made in which certificate shall be true on and as of the Closing Date), certifying as to
     (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in clause (xi) above, (B) a true and correct copy of the bylaws or other organizational documents of such Loan Party as in effect on the date on which the resolutions referred to in clause (iii) above were adopted and on the Closing Date, (C) the due organization and good standing or valid existence of such Loan Party as an organization organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date and (E) the absence of any event occurring and continuing, or resulting from the initial Credit Extension, that constitutes a Default.

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          (xiii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance reasonably satisfactory to the Co-Lead Arrangers, accompanied by due certifications that none of such documents, have been amended or waived as of the Closing Date (unless consented to in writing by the Co-Lead Arrangers), together with all agreements, instruments and other documents delivered in connection therewith as the Co-Lead Arrangers shall request.

          (xiv) Certificates, in form and substance reasonably satisfactory to the Co-Lead Arrangers, attesting to the Solvency of each Loan Party before and after giving effect to the Transaction, from its Chief Financial Officer.

          (xv) A Loan Notice relating to the initial Credit Extension.

          (xvi) A favorable opinion of (A) Dillon Eustace, local counsel to the Lenders in Ireland, and (B) Yuwa Partners, local counsel to the Lenders in Japan, in each case, in form and substance satisfactory to the Co-Lead Arrangers.

          (xvii) A favorable opinion of Latham & Watkins, counsel for the Borrower, delivered in connection with the Spinoff which opinion is either
     (A) addressed to the Agents and the Lenders and expressly states that the Agents and the Lenders may rely on such opinion or (B) accompanied by a reliance letter from such counsel addressed to the Agents and the Lenders that expressly states that the Agents and the Lenders may rely on such opinion.

     (b) A copy of the fairness opinion issued to Allergan or its Board of Directors and related to the Spinoff.

     (c) Any fees required to be paid on or before the Closing Date shall have been paid.

     (d) Unless deferred by the Co-Lead Arrangers, the Borrower shall have paid all Attorney Costs of the Co-Lead Arrangers to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Co-Lead Arrangers).

     (e) The Co-Lead Arrangers shall be satisfied with the corporate and legal structure and capitalization of the Borrower and each of its Subsidiaries the Equity Interests in which are being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in the Borrower and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

     (f) The Co-Lead Arrangers shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions reasonably satisfactory to the Co-Lead Arrangers.

     (g) Both before and after giving effect to the Transaction, there shall have occurred no Material Adverse Effect.

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

     (h) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction.

     (i) All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Required Lenders) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority, and no Law shall be applicable in the reasonable judgment of the Required Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

     (j) The Borrower shall have received at least $200,000,000 in aggregate principal amount with respect to the Senior Subordinated Debt Financing pursuant to the Senior Subordinated Debt Documents, without any amendment or waiver thereof unless consented to in writing by the Co-Lead Arrangers.

     (k) After giving effect to the Spinoff and to the initial Credit Extension and the application of the proceeds of such Credit Extension and of the Senior Subordinated Debt Documents, the Borrower and its Subsidiaries will not have any funded debt other than pursuant to this Agreement and the Senior Subordinated Debt Documents.

     (l) The Business shall have a Consolidated EBITDA for the last twelve months ending March 31, 2002 of at least $72,000,000, as certified by the Borrower and Allergan.

     4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (including a Loan Notice requesting a conversion of Loans of one Type to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

     (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

     (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

     (c) The Administrative Agent and, if applicable, the L/C Issuer or the Foreign Currency Fronting Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

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     (d) The Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

     Each Request for Credit Extension (including a Loan Notice requesting a conversion of Loans of one type to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i),
(c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and each Related Document to which such Loan Party is party are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under or require any payment to be made under, (i) (A) with respect to each Related Document, any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, and (B) with respect to each Loan Document, any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (ii) (A) with respect to each Related Document, any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject and (B) with respect to each Loan Document, any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate in any material respect any Law. No Loan Party or any of its Subsidiaries is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

     5.03 Governmental Authorization; Other Consents. After giving effect to the Spinoff, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required (x) in connection with (i) the execution, delivery, recordation, filing or performance by, or enforcement against, any Loan Party of any Loan Document to which it is or is to be a party, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance

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of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents; or (y) in connection with the execution, delivery, recordation, filing or performance by, or enforcement against, any Loan Party of any Related Document to which it is or is to be a party, or for the consummation of the Transaction, except, in each case, approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, any Governmental Authority or any other Person (A) which have, or will have been, obtained prior to the Closing Date; (B) which, in the case of clause (y) only, are immaterial; or (C) which are routine and issued or obtained in the ordinary course of business. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Spinoff has, or on or prior to July 31, 2002 shall have, been consummated in accordance with the Related Documents (without any amendment or waiver thereof) and applicable Law.

     5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, and each Related Document will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered and each Related Document will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

     5.05 Financial Statements; No Material Adverse Effect.

     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Business as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for material taxes, material commitments and Indebtedness.

     (b) The unaudited consolidated financial statements of the Business dated March 31, 2002, and the related consolidated statements of income or operations, stockholders' equity and cash flows for the fiscal quarter ended on that date
(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Business as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Business as of the date of such financial statements, including liabilities for material taxes, material commitments and Indebtedness.

     (c) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lenders prior to the date hereof or pursuant to Section 6.01 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such

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forecasts, and represented, at the time of delivery, the Borrower's reasonable estimate of its future financial performance.

     (d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Transaction Document, or the Transactions, (b) if arising after the Closing Date (or if an adverse development has occurred after the Closing Date in any such matter arising on or prior to the Closing Date), either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) if arising on or prior to the Closing Date, except as set forth on Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

     5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     5.08 Ownership of Property; Liens. Set forth on Schedule 5.08 is a complete and accurate list of all real property owned by the Borrower or any of its Subsidiaries, showing as of the date hereof (after giving effect to the Spinoff) the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each of the Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

     5.09 Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     5.10 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

     5.11 Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable or for which they otherwise would be

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

liable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Sharing Agreement.

     5.12 ERISA Compliance.

     (a) Except as could not reasonably be expected to impose any material liability on any Loan Party, (i) each Pension Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws, (ii) each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of any Loan Party, nothing has occurred which would prevent, or cause the loss of, such qualification and (iii) each Loan Party and each ERISA Affiliate have made all required contributions to each Pension Plan, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (c) Except as could not reasonably be expected to impose any material liability on any Loan Party, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

     5.13 Subsidiaries; Equity Interests. After giving effect to the Spinoff, the Borrower has no Subsidiaries other than those specifically disclosed in Part
(a) of Schedule 5.13 or as otherwise permitted under this Agreement, and all of the outstanding equity interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Borrower or a Subsidiary in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. After giving effect to the Spinoff, the Borrower has no Equity Interests in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13 or as otherwise permitted under this Agreement. All of the outstanding Equity Interests in the Borrower's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents and those permitted pursuant to this Agreement.

     5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act.(a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of

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Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Loans or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Loans, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

     5.15 Disclosure. The Borrower has disclosed or made available to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transaction and the negotiation and syndication of the Loan Document or delivered thereunder (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     5.16 Compliance with Laws. Each of the Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     5.17 Intellectual Property; Licenses, Etc. Set forth on Schedule 5.17 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Borrower or any of its Subsidiaries, showing as of the date hereof (after giving effect to the Spinoff) the jurisdiction in which registered, the registration number, the date of registration and the expiration date. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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     5.18 Perfection of Security Interests. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents (other than the recording of the name of the Administrative Agent on certificates of title for vehicles) have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

     5.19 Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

     5.20 Force Majeure. Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

     5.21 Existing Debt. Set forth on Schedule 5.21 is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof (after giving effect to the Spinoff) the obligor and the principal amount outstanding thereunder.

     5.22 Surviving Debt. Set forth on Schedule 5.22 is a complete and accurate list of all Surviving Debt, showing as of the date hereof (after giving effect to the Spinoff) the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

     5.23 Existing Liens. Set forth on Schedule 5.23 is a complete and accurate list of all Liens (other than Liens permitted pursuant to Section 7.01(a), (c), (d), (e), (f), (g), (h), (l), (m) or (n)) on the property or assets of the Borrower or any of its Subsidiaries, showing as of the date hereof (after giving effect to the Spinoff) the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Borrower or such Subsidiary subject thereto.

     5.24 Leased Real Property. Set forth on Schedule 5.24 is a complete and accurate list of all leases of real property under which the Borrower or any of its Subsidiaries is the lessee, showing as of the date hereof (after giving effect to the Spinoff) the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. To the knowledge of the Borrower, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

     5.25 Investments. Set forth on Schedule 5.25 is a complete and accurate list of all Investments held by the Borrower or any of its Subsidiaries on the date hereof (after giving effect to the Spinoff), showing as of the date hereof (after giving effect to the Spinoff) the amount, obligor or issuer and maturity, if any, thereof.

     5.26 Material Contracts. Set forth on Schedule 5.26 is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries, showing as of the date hereof (after

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giving effect to the Spinoff) the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

     6.01 Financial Statements. Deliver to the Administrative Agent for the Administrative Agent to deliver to each Co-Lead Arranger and each Lender, in form and detail reasonably satisfactory to the Co-Lead Arrangers:

     (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated and consolidating statements of income or operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year and in comparative form the figures for such Fiscal Year as shown in the forecast for such Fiscal Year previously delivered to the Co-Lead Arrangers and the Lenders pursuant to Section 6.01(c), all in reasonable detail and prepared in accordance with GAAP, together with a section for management discussion and analysis and audited and accompanied by a report and opinion of KPMG LLP or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

     (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower, Consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated and consolidating statements of income or operations, stockholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year and in comparative form the figures for such fiscal quarter and for the portion of the Borrower's Fiscal Year then ended as shown in the forecast for such fiscal quarter and such portion of the Borrower's Fiscal Year previously delivered to the Co-Lead Arrangers and the Lenders pursuant to Section 6.01(c), together with a section for management discussion and analysis, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

     (c) as soon as available, but in any event no later than 45 days after the beginning of each Fiscal Year, forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Co-Lead Arrangers, of balance sheets, income statements and cash flow

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statements on a monthly basis for such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Maturity Date for the Term Facility.

     6.02 Certificates; Other Information. Deliver to the Administrative Agent for delivery to each Co-Lead Arranger and each Lender, in form and detail reasonably satisfactory to the Co-Lead Arrangers:

     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), (i) a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default relating to the accounting practices of the Borrower or any of its Subsidiaries or any Default resulting from the failure of the Borrower to comply with the requirements of Section 7.11 or 7.12 or, if any such Default shall exist, stating the nature and status of such event setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower, and in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 7.11, a statement of reconciliation conforming such financial statements to GAAP;

     (c) promptly after any request by any Co-Lead Arranger or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

     (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness securities of the Borrower or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of Section 6.01, this Section 6.02 or
Section 6.03;

     (f) promptly upon receipt thereof, copies of all notices, requests and other documents (other than routine communications of day-to-day matters) received by the Borrower or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or material instrument, indenture, loan or credit or similar agreement (including notices from the trustee under the Senior Subordinated Debt Documents) and, from time to time upon request by the Co-Lead Arrangers, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

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     (g) within 10 days after receipt, copies of all Revenue Agent Reports
(Internal Revenue Service Form 886), or other written proposals of the IRS, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the Borrower or any Subsidiary aggregating $2,500,000 or more;

     (h) (A) promptly, but in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know of the occurrence of any ERISA Event that could reasonably be expected to impose any material liability on any Loan Party, a statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Pension Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information;

     (i) promptly, but in any event within 10 days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

     (j) promptly, but in any event within 30 days after the filing thereof with the IRS, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Pension Plan;

     (k) promptly, but in any event within 10 days after receipt thereof by any Loan Party or, to the best knowledge of any Loan Party, any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of withdrawal liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B);

     (l) promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;

     (m) as soon as available, but in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 5.08 and 5.24, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete;

     (n) as soon as available, but in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Borrower and its Subsidiaries and containing such additional information as any Co-Lead Arranger, or any Lender through the Administrative Agent, may reasonably specify;

     (o) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or

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possible investigation or other inquiry by such agency regarding financial or other operational results of the Borrower or any of its Subsidiaries; and

     (p) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Co-Lead Arrangers or any Lender may from time to time reasonably request.

     Documents required to be delivered pursuant to Section 6.01(a) or (b) or
Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and each Co-Lead Arranger have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to any Co-Lead Arranger or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by such Co-Lead Arrangers or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) each Co-Lead Arranger and each Lender of the posting of any such documents and provide to each Co-Lead Arranger by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent to provide to each Co-Lead Arranger and each of the Lenders. Except for such Compliance Certificates, the Co-Lead Arrangers have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

     6.03 Notices. Promptly notify the Administrative Agent:

     (a) of the occurrence of any Default;

     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a material Contractual Obligation of the Borrower or any Subsidiary; (ii) any material dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

     (c) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary; and

     (d) of any announcement by Moody's or S&P of any change or possible change in any rating of the Credit Facilities or any other Indebtedness of the Borrower.

     Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice

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pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies imposed upon it or its properties, income or assets or for which it otherwise is liable, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

     6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

     6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

     6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

     6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

     6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and
(b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

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     6.10 Inspection Rights. Permit representatives and independent contractors of each Co-Lead Arranger, at the expense of the Borrower no more than two times per calendar year, and each Lender, at such Lender's expense, to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists any Co-Lead Arranger or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

     6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to repay to Allergan certain intercompany indebtedness of approximately $80,000,000 to $90,000,000 incurred in connection with the Spinoff, (b) to pay a distribution to Allergan in connection with the Spinoff in an amount approximately equal to $171,000,000 less the amount of intercompany indebtedness repaid pursuant to clause (a) above, (c) to repay approximately $95,000,000 of liabilities assumed by the Borrower from Allergan in connection with the Spinoff, (d) to provide for working capital to the Borrower and its Subsidiaries, (e) to pay related fees and expenses and (f) for other general corporate purposes not in contravention of any Law or of any Loan Document; provided, however, that in no event shall any proceeds from any Revolving Credit Loan be used to pay, prepay or redeem the principal amount of any notes or other Indebtedness under the Senior Subordinated Debt Documents.

     6.12 Covenant to Guarantee Obligations and Give Security. Upon (a) the formation or acquisition of any new direct or indirect Domestic Subsidiaries by any Loan Party (other than Allergan) or (b) the acquisition of any property or assets with a book value or fair market value in excess of $250,000 by any Loan Party (other than Allergan), and such property, in the judgment of such Co-Lead Arranger, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

          (i) in connection with the formation or acquisition of a Domestic Subsidiary, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Domestic Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Co-Lead Arrangers, guaranteeing the other Loan Parties' obligations under the Loan Documents,

          (ii) within 10 days after such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Domestic Subsidiaries in detail reasonably satisfactory to the Co-Lead Arrangers,

          (iii) within 15 days after such formation or acquisition, duly execute and deliver, and cause each such Domestic Subsidiary and each direct and indirect parent of such Domestic Subsidiary (if it has not already done so) to duly execute and deliver, to the Administrative Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Co-Lead Arrangers, securing payment of all the Obligations of the applicable Loan Party, such Domestic

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     Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties; provided that no Loan Party shall be required to deliver collateral documents for any leasehold interest in any real property if the annual rental payments (calculated using applicable market rates) for such leasehold interest are less than $1,500,000,

          (iv) within 30 days after such formation or acquisition, take, and cause such Domestic Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the reasonable opinion of the Co-Lead Arrangers to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms; provided that no Loan Party shall be required to deliver collateral documents for any leasehold interest in any real property if the annual rental payments (calculated using applicable market rates) for such leasehold interest are less than $1,500,000,

          (v) within 60 days after such formation or acquisition, deliver to the Administrative Agent, upon the request of the Co-Lead Arrangers in their sole discretion, a signed copy of a favorable opinion, addressed to the Co-Lead Arrangers and the other Secured Parties, of counsel for the Loan Parties acceptable to the Co-Lead Arrangers as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Co-Lead Arrangers may reasonably request,

          (vi) as promptly as practicable after such formation or acquisition, deliver, upon the request of the Co-Lead Arrangers in their sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Co-Lead Arrangers, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent,

          (vii) upon the occurrence and during the continuance of a Default, promptly cause to be deposited any and all cash dividends paid or payable to it or any of the Guarantors from any of their Subsidiaries from time to time into a collateral account maintained with the Administrative Agent, and with respect to all other dividends paid or payable to it or any of the Guarantors from time to time, promptly execute and deliver, or cause such Guarantor to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Co-Lead Arrangers may deem necessary or desirable in order to obtain

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     and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends, and

          (viii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Co-Lead Arrangers may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

     6.13 Further Assurances. (a) Promptly upon request by any Co-Lead Arranger, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

     (b) Promptly upon request by any Co-Lead Arranger, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Co-Lead Arranger, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and
(iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

     6.14 Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe in all material respects, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Co-Lead Arrangers and, upon request of the Co-Lead Arrangers, make to each other party to each such Related Document such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Related Document.

     6.15 Preparation of Environmental Reports. If the Co-Lead Arrangers have reason to believe that there is or may be a violation of an Environmental Law by the Borrower or any Subsidiary and request a report, provide to the Administrative Agent to provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Co-Lead Arrangers, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Co-Lead Arrangers determine at any time that a material risk exists that any such report will not be provided within the time referred to above, the Co-Lead

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Arrangers may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Co-Lead Arrangers, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

     6.16 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated (other than in accordance with its terms) or any rights to renew such leases to be forfeited or cancelled, notify the Co-Lead Arrangers of any default by any party with respect to such leases and cooperate with the Co-Lead Arrangers in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

     6.17 Hedging. (a) Maintain at all times prior to the third anniversary of the Closing Date, a minimum percentage as the Co-Lead Arrangers may determine in their sole discretion, but in no event less than 25% or greater than 40%, of the sum of (i) the aggregate amount of Revolving Credit Outstandings and Term Outstandings at such time and (ii) all Indebtedness outstanding at such time under the Senior Subordinated Debt Documents, with a fixed rate of interest; provided, however, that such minimum percentage may not be increased by the Co-Lead Arrangers above 25% prior to the 181st day after the Closing Date and may not be changed more than once in any 360 day period; provided further, however, that the Borrower shall have 180 days from the date of written notice by the Co-Lead Arrangers to the Borrower that such minimum percentage is to be changed to comply with any such change in such minimum percentage.

     (b) Maintain at all times foreign currency Swap Contracts with a duration of no less than six months from the date of determination with Persons reasonably acceptable to the Co-Lead Arrangers, which Swap Contracts are designed to hedge against fluctuations in foreign exchange rates and cover at least 40% (or such lower percentage as the Co-Lead Arrangers and the Borrower may mutually agree) of the pre-tax income denominated in euros and yen of the Borrower and its Subsidiaries as shown in the most recent forecasts of the Borrower and its Subsidiaries delivered to the Co-Lead Arrangers pursuant to
Section 6.02(c).

     6.18 Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Co-Lead Arrangers and, upon request of the Co-Lead Arrangers, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Borrower or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

     6.19 Tax Sharing Agreement. The Borrower and each of its Subsidiaries will comply with the Tax Sharing Agreement and all material covenants, terms and agreements contained therein.

     6.20 Spinoff. Upon its completion, the Spinoff shall have been consummated in accordance in all material respects with the terms of the Related Documents and otherwise as described in the Information Memorandum (and in any event on terms no less favorable to the

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Lenders or the Agents than the terms of the Related Documents and otherwise as described in the Information Memorandum), without any waiver or amendment not consented to by the Required Lenders of any term, provision or condition set forth therein, and in material compliance with all applicable material Laws, and the Borrower and Allergan shall have so certified to the Co-Lead Arrangers.

     6.21 Stock Certificates and Charter Amendments. Deliver to the Co-Lead Arrangers prior to the date on which the Spinoff is completed (a) certificates representing the Pledged Shares referred to in the Security Agreement accompanied by undated stock powers executed in blank and (b) evidence reasonably satisfactory to the Co-Lead Arrangers that the Organization Documents of each Subsidiary whose stock is being pledged pursuant to a Foreign Subsidiary Pledge Agreement have been amended in a manner so as to permit all of the transactions contemplated by the Security Agreement and such Foreign Subsidiary Pledge Agreement.

     6.22 Evidence of Insurance. Deliver to the Co-Lead Arrangers on or prior to the date on which the Spinoff is completed (a) evidence of the insurance required by the terms of the Security Agreement and (b) evidence of insurance naming the Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is reasonably satisfactory to the Co-Lead Arrangers.

     6.23 Landlord Waivers. During the period prior to the 60th day after the Closing Date (as such period may be extended by the Co-Lead Arrangers), use commercially reasonable efforts to obtain a landlord's or warehouseman's agreement, in form and substance reasonably satisfactory to the Co-Lead Arrangers, for each leased premises or warehouse reasonably requested by the Co-Lead Arrangers, as such Schedule IV may be amended from time to time pursuant to Section 11(a) of the Security Agreement.

     6.24 Related Documents. Enter into on or prior to the date on which the Spinoff is completed the Contribution and Distribution Agreement, the Transitional Services Agreement, the Employee Matters Agreement, the Manufacturing Agreement and the Tax Sharing Agreement, in each case in substantially the form provided to the Co-Lead Arrangers prior to the Closing Date.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

     7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, other than the following:

     (a) Liens pursuant to any Loan Document;

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     (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not changed and the amount not increased or the direct or any contingent obligor changed and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

     (e) pledges or deposits in the ordinary course of business in connection with utilities, workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

     (f) deposits to secure the performance of utilities obligations, bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

     (h) Liens on goods the purchase price of which is financed by a documentary letter of credit permitted hereunder issued for the account of the Borrower or any of its Subsidiaries;

     (i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

     (j) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, provided that such Indebtedness may be incurred within 180 days after the acquisition of any such property;

     (k) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any Subsidiary of the Borrower in accordance with Section 7.02(k) or 7.02(l), provided that such Liens were not created in contemplation of such merger, consolidation or investments and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Subsidiary or acquired by the Borrower or such Subsidiary;

     (l) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement and any Liens arising from any financing statement filed in connection with such lease;

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

     (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (n) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the applicable Person, limited in the case of Foreign Subsidiaries to leases and subleases that do not have annual rental payments in excess of $1,000,000 in the aggregate, provided that, to the extent that the annual rental payments for all leases and subleases of assets which are or are purported to be subject to a Lien granted pursuant to the Collateral Documents exceeds $1,000,000 in the aggregate, such leases and subleases shall be subject to the Liens granted pursuant to the Collateral Documents;

     (o) Liens securing Indebtedness permitted under Section 7.03(d); provided that such Liens do not at any time encumber any property of the Borrower or any Guarantor;

     (p) other Liens securing Indebtedness permitted hereunder in an aggregate amount outstanding not exceeding $2,500,000 at any time; and

     (q) Liens on or transfers of accounts receivable and contracts and instruments related thereto arising solely in connection with the sale of such accounts receivable by any Subsidiary (other than a Domestic Subsidiary) pursuant to Section 7.05(h).

     7.02 Investments. Make or hold any Investments, except:

     (a) Investments held by the Borrower or such Subsidiary in the form of Cash Equivalents;

     (b) advances or loans to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

     (c) other loans and advances to employees for the purchase of capital stock of the Borrower in an aggregate amount not to exceed $2,000,000 in any Fiscal Year and not to exceed $5,000,000 at any time outstanding;

     (d) Investments by the Borrower or any Subsidiary Guarantor in the Borrower or any other Subsidiary Guarantor in existence prior to the making of such Investment;

     (e) Investments by any Subsidiary (other than the Borrower or any Guarantor) in the Borrower or any Subsidiary Guarantor;

     (f) Investments by any Foreign Subsidiary in any Subsidiary other than any Guarantor;

     (g) Investments by the Borrower or any Guarantor in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in another wholly-owned Subsidiary; provided, however, that any Investments made after the Closing Date shall not exceed $5,000,000 in the aggregate for all such Investments;

     (h) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and

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

Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (i) Guarantees permitted by Section 7.03;

     (j) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business;

     (k) other Investments for the acquisition of all of the Equity Interests or all or substantially all of the assets of any Person in an aggregate amount invested not to exceed (i) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is 3.0:1 or greater, $10,000,000, (ii) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is 2.5:1 or greater but less than 3.0:1, $25,000,000, and (iii) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is less than 2.5:1, $50,000,000; provided that with respect to Investments made under this clause (k): (1) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (2) any company or business acquired or invested in pursuant to this clause (k) shall be in the same line of business as the business of the Borrower or any of its Subsidiaries; (3) immediately before and after giving effect to the acquisition of a company or business pursuant to this clause (k), the Borrower shall be in pro forma compliance with the covenants contained in
Section 7.11, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 6.01 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of a Responsible Officer of the Borrower delivered to the Lenders demonstrating such compliance; and (4) the Borrower and such Subsidiary shall comply with the provisions of Section 6.12;

     (l) other Investments in an aggregate amount invested not to exceed (i) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is 2.75:1 or greater, $2,500,000, and (ii) if, at the time of such Investment and after giving pro forma effect thereto, the Consolidated Total Leverage Ratio is less than 2.75:1, $7,500,000; provided that immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; and

     (m) Investments existing on the date hereof and listed on Schedule 5.25.

     7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

     (a) Indebtedness under the Loan Documents;

     (b) the Surviving Debt, and any Indebtedness extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the terms of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing (other than to pay reasonable fees, costs and expenses incurred in connection with such extension, refunding or refinancing), and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the average life of such extending, refunding or refinancing Indebtedness shall not end earlier than

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

the average life of any Surviving Debt being extended, refunded or refinanced and provided still further that other material terms taken as a whole, of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Indebtedness does not exceed the then applicable market interest rate;

     (c) Guarantees of the Borrower or any Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Guarantor;

     (d) Indebtedness of any Subsidiary (other than any Domestic Subsidiary), together with Indebtedness of any such Subsidiary incurred in connection with the sale of accounts receivable pursuant to Section 7.05(h), in an aggregate principal amount of no more than $25,000,000, provided, however, that any such Subsidiary may incur additional Indebtedness to the extent that on the date of the incurrence of such Indebtedness and after giving effect thereto and the application of the proceeds therefrom, the Consolidated Total Leverage Ratio does not exceed 2.75:1, and any Guarantee by the Borrower of any Indebtedness permitted by this clause (d), so long as such Guarantee is unsecured and is subordinated on terms reasonably acceptable to the Co-Lead Arrangers;

     (e) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view"; and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

     (f) Indebtedness (i) in respect of capital leases and purchase money obligations for fixed or capital assets within the limitations set forth in
Section 7.01(j) and (ii) secured by Liens on fixed or capital assets and assumed in connection with the acquisition of such fixed or capital assets; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $5,000,000;

     (g) Indebtedness secured by Liens permitted by Section 7.01(k); provided that such aggregate principal amount shall not exceed $5,000,000;

     (h) Indebtedness under the Senior Subordinated Debt Documents and, so long as no Default has occurred and is continuing or would result therefrom, any Debt extending the maturity of, or refinancing, in whole or in part the Indebtedness incurred pursuant to the Senior Subordinated Debt Documents, provided that the terms of any such extension or refinancing, and of any agreement entered into and of any instrument issued in connection therewith, are not prohibited by the Loan Documents, provided further that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension or refinancing (other than to pay reasonable fees, costs and expenses incurred in connection with such extension, refunding or refinancing), provided further that the terms relating to principal amount, amortization, maturity, interest rate, subordination, and other material terms of any such extension or refinancing and of any agreement entered into and of any instrument issued

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

in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of the Senior Subordinated Debt Documents;

     (i) Indebtedness of the Borrower or any Subsidiary that is permitted as an Investment pursuant to Section 7.02; which Indebtedness (x) shall, in the case of Indebtedness owed to a Loan Party, constitute Pledged Debt (as defined in the Security Agreement), (y) shall be on terms reasonably acceptable to the Co-Lead Arrangers and (z) shall be evidenced by promissory notes in form and reasonably substance satisfactory to the Co-Lead Arrangers and such promissory notes shall, in the case of Indebtedness owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Security Agreement;

     (j) indorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

     (k) Indebtedness in respect of any bankers' acceptance, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business, provided that, at any time, (x) the amount available to be drawn on all such letters of credit to be drawn within any jurisdiction does not exceed $1,000,000 at such time, and (y) the aggregate amount available to be drawn on all such letters of credit does not exceed $5,000,000 at such time; and

     (l) so long as no Default has occurred and is continuing or would result therefrom, other Indebtedness incurred in the ordinary course of business for borrowed money in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

     7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

     (a) any Subsidiary may merge or consolidate with or dissolve or liquidate into (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary, the Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall become a Guarantor pursuant to the terms of the Guaranty;

     (b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor; and

     (c) The Borrower or any Subsidiary may merge with any Person in a transaction that would be an acquisition or Investment that is permitted under this Agreement; provided that (i) if the Borrower is a party to such merger, it shall be the continuing or surviving Person, or (ii) if any Guarantor a party to such merger, such Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall become a Guarantor pursuant to the terms of the Guaranty.

     7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

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

     (a) Dispositions of obsolete or worn out property or property no longer used or useful in the Business, whether now owned or hereafter acquired, in the ordinary course of business;

     (b) Dispositions of inventory in the ordinary course of business;

     (c) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be the Borrower or a Guarantor;

     (d) Dispositions permitted by Section 7.04;

     (e) to the extent permitted by Section 7.08, licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding 10 years;

     (f) Dispositions permitted as Investments pursuant to Section 7.02;

     (g) so long as no Default shall have occurred and be continuing, other Dispositions so long as after giving effect to such Disposition the aggregate cash proceeds for all such Dispositions made since the Closing Date is at least 50% of the total consideration for all such Dispositions and the aggregate consideration for all such Dispositions do not exceed $5,000,000 in any year or $2,500,000 for any individual Disposition;

     (h) any Subsidiary (other than a Domestic Subsidiary) may make limited recourse sales of accounts receivable in connection with the securitization thereof, which sales are non-recourse to the extent customary in securitizations; and

     (i) the Spinoff;

provided, however, that any Disposition pursuant to clauses (b) through (h) shall be for fair market value; provided further that in the case of Dispositions of assets pursuant to clauses (e), (g) and (h), the Borrower shall, on the date of receipt by the Borrower or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Loans pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(i), as specified therein.

     7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time any action described below or would result therefrom:

     (a) each Subsidiary may make Restricted Payments to the Borrower and to any Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock or other equity interests of such Subsidiary on a pro rata basis based on their relative ownership interests);

     (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common equity interests of such Person;

     (c) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common equity interests or warrants or options to acquire any

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

such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common equity interests; and

     (d) the Borrower or any Foreign Subsidiary may acquire common stock of the Borrower for the purpose of selling such stock to an employee or employees of the Borrower or its Subsidiaries pursuant to employee stock purchase or other similar plans; provided that the amount expended in such purchases (net of amounts received from employees in selling such stock) shall not exceed $7,500,000 in any Fiscal Year.

     7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.

     7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, except for the agreements set forth on Schedule 7.08.

     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, (ii) of any Domestic Subsidiary to Guarantee the Indebtedness of the Borrower or any Guarantor or (iii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on its property; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided (x) in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; (y) in favor of any holder of Indebtedness permitted under Section 7.03(d) solely to the extent any such negative pledge relates to the property of the Subsidiary incurring any such Indebtedness; and (z) customary restrictions in subordinated debt documents requiring equal and ratable liens if other subordinated debt is secured; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, however, that this clause (b) shall not prohibit any customary restrictions in subordinated debt documents requiring equal and ratable liens if other subordinated debt is secured.

     7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

     7.11 Financial Covenants.

     (a) Maximum Consolidated Total Leverage Ratio. Permit at any time a Consolidated Total Leverage Ratio of more than the amount set forth below during each period set forth below:

==========================================
  Quarter Ending                     Ratio
==========================================
September 30, 2002                  4.25:1
December 31, 2002                   4.25:1
March 31, 2003                      4.25:1
June 30, 2003                       4.25:1

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

September 30, 2003                  4.25:1
December 31, 2003                   4.00:1
March 31, 2004                      4.00:1
June 30, 2004                       4.00:1

September 30, 2004                  4.00:1
December 31, 2004                   3.75:1
March 31, 2005                      3.75:1
June 30, 2005                       3.75:1

September 30, 2005                  3.75:1
December 31, 2005                   3.25:1
March 31, 2006                      3.25:1
June 30, 2006                       3.25:1

September 30, 2006                  3.25:1
December 31, 2006                   3.00:1
March 31, 2007                      3.00:1
June 30, 2007                       3.00:1

September 30, 2007                  3.00:1
December 31, 2007 and thereafter    2.75:1
==========================================

     (b) Maximum Consolidated Senior Leverage Ratio. Permit at any time a Consolidated Senior Leverage Ratio of more than the amount set forth below during each period set forth below:

==========================================
     Quarter Ending                  Ratio
==========================================
September 30, 2002                  1.75:1
December 31, 2002                   1.75:1
March 31, 2003                      1.50:1
June 30, 2003                       1.50:1

September 30, 2003                  1.50:1
December 31, 2003                   1.50:1
March 31, 2004                      1.25:1
June 30, 2004                       1.25:1

September 30, 2004                  1.25:1
December 31, 2004                   1.25:1
March 31, 2005 and thereafter       1.00:1
==========================================

     (c) Minimum Consolidated Fixed Charge Coverage Ratio. Permit at any time a Consolidated Fixed Charge Coverage Ratio of less than the amount set forth below for each period set forth below:

==========================================
       Quarter Ending                Ratio
==========================================
December 31, 2002                   1.15:1
March 31, 2003                      1.15:1
June 30, 2003                       1.15:1

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

September 30, 2003                  1.15:1
December 31, 2003                   1.15:1
March 31, 2004 and thereafter       1.25:1
==========================================

     (d) Minimum Consolidated Interest Coverage Ratio. Permit at any time a Consolidated Interest Coverage Ratio of less than the amount set forth below for each period set forth below:

==========================================
        Quarter Ending              Ratio
==========================================
September 30, 2002                  2.25:1
December 31, 2002                   2.25:1
March 31, 2003                      2.25:1
June 30, 2003                       2.25:1

September 30, 2003                  2.25:1
December 31, 2003                   2.50:1
March 31, 2004                      2.50:1
June 30, 2004                       2.50:1

September 30, 2004                  2.50:1
December 31, 2004                   2.75:1
March 31, 2005                      2.75:1
June 30, 2005                       2.75:1

September 30, 2005                  2.75:1
December 31, 2005                   3.00:1
March 31, 2006                      3.00:1
June 30, 2006                       3.00:1

September 30, 2006                  3.00:1
December 31, 2006 and thereafter    3.25:1
==========================================

     7.12 Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations and excluding any expenditures made by Allergan or with proceeds of funds provided by Allergan for such purpose or with amounts that remain with the Borrower for such purpose as a result of a reduction in the distribution made to Allergan in connection with the Spinoff), except for capital expenditures not exceeding, in the aggregate for the Borrower and it Subsidiaries during each period set forth below, the amount set forth opposite such period:

              Period                       Amount
----------------------------------------------------
Closing Date through December 31, 2002   $10,000,000
Fiscal Year 2003                         $17,500,000
Fiscal Year 2004                         $22,500,000
Fiscal Year 2005                         $22,500,000
Fiscal Year 2006                         $17,500,000
Fiscal Year 2007                         $17,500,000
Fiscal Year 2008                         $17,500,000

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

provided, however, that so long as no Specified Event of Default has occurred and is continuing or would result from such expenditure, 50% of any portion of any amount set forth above, if not expended in the Fiscal Year for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year; provided further, however, that any amount so carried over shall be deemed to have been used first in making capital expenditures in such next following Fiscal Year for purposes of calculating compliance with this Section 7.12.

     7.13 Lease Obligations. Create, incur, assume or suffer to exist any obligations as lessee (a) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (b) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including, without limitation, capital leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $10,000,000 payable in any period of 12 consecutive months.

     7.14 Amendments of Constitutive Documents. Amend its Organization Documents in a manner that would be materially adverse to the Lenders.

     7.15 Accounting Changes. Make or permit any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) its Fiscal Year.

     7.16 Prepayments, Etc., of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Loans in accordance with the terms of this Agreement and (b) regularly scheduled or required repayments or redemptions as in effect on the Closing Date of the Senior Subordinated Debt Financing or of any Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt or Indebtedness under the Senior Subordinated Debt Documents, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Indebtedness payable to the Borrower; provided that prepayments shall be permitted in connection with any refinancing permitted pursuant to Section 7.03; provided further that such refinancing shall not accelerate any regularly scheduled or required repayment or redemptions.

     7.17 Amendment, Etc., of Related Documents. Cancel or terminate (other than a termination in accordance with its terms) any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would materially impair the value of the interest or rights of the Borrower or any of its Subsidiaries thereunder or that would materially impair the rights or interests of any Agent or any Lender; provided that the Senior Subordinated Debt Documents may be modified in connection with any refinancing permitted pursuant to Section 7.03(h).

     7.18 Speculative Transactions. Except for Swap Contracts permitted pursuant to Section 7.03(e), engage in any transaction involving commodity options or futures contracts or any similar speculative transactions.

     7.19 Formation of Subsidiaries. Organize or invest in any new Subsidiary, except in connection with a transaction permitted by this Agreement.

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

     7.20 Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would materially impair the value of the interest or rights of any Loan Party (other than Allergan) thereunder or that would materially impair the interest or rights of any Agent or any Lender.

     7.21 Designated Senior Indebtedness. Incur or permit to exist any Indebtedness (other than Indebtedness under the Loan Documents) if the instrument governing such Indebtedness states, or the Borrower otherwise purports to designate, that such Indebtedness is "Designated Senior Indebtedness" as such term is defined in the Senior Subordinated Debt Documents.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

     8.01 Events of Default. Any of the following shall constitute an Event of
Default:

     (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

     (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(h), (i), (j) or
(k), 6.03, 6.10, 6.11, 6.12, 6.17 6.21, 6.22, 6.23 or 6.24 or Article VII; or

     (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

     (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

     (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform (beyond the applicable grace period) any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such

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Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount; or

     (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for a period of 30 consecutive days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

     (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and remains unreleased, unstayed, unvacated or not fully bonded for any period of 30 consecutive days after its issue or levy; or

     (h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least "A" by A.M. Best Company and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings (not stayed for a period of 10 consecutive days) are commenced by any creditor upon such judgment or order, or (B) there is a period of 15 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect and such judgment is not satisfied, vacated or discharged; or

     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

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     (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

     (k) Change of Control. There occurs any Change of Control with respect to the Borrower; or

     (l) Invalidity of Collateral Documents. Any Collateral Document or financing statement after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof or the failure of the Administrative Agent to act in accordance with the terms thereof) cease to create a valid and perfected first priority (subject to Liens permitted by Section 7.01(a), (b), (c), (d), (e), (f), (g), (h), (j), (k), (m) and (o)) lien on and security interest in the Collateral purported to be covered thereby, or

     (m) Allergan Event. The occurrence of any Allergan Event (as defined in the Allergan Guaranty), provided, however, that upon the release of the Allergan Guaranty in accordance with its terms, any Event of Default occurring as a result of the occurrence of an Allergan Event shall no longer be deemed to be an Event of Default.

     8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

     (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

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     8.03 Application of Funds. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent and the Co-Lead Arrangers in their capacities as such;

     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

     Fourth, ratably (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this subclause (i) to this clause Fourth held by them and (ii) to payment of that portion of the Obligations constituting amounts owing under or in respect of Secured Swap Contracts, ratably among the Swap Banks in proportion to the respective amounts described in this subclause (ii) to this clause Fourth held by them;

     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
              ADMINISTRATIVE AGENT AND AGENT-RELATED PERSONS, ETC.

     9.01 Appointment and Authorization of Administrative Agent.

     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent and the Agent-Related Persons shall not have any duties or responsibilities, except those expressly set forth

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herein, nor shall the Administrative Agent and the Agent-Related Persons have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Agent-Related Persons. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     9.03 Liability of Administrative Agent, etc. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

     9.04 Reliance by Administrative Agent.

     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts

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selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in
Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

     9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other

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information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

     9.07 Indemnification of Administrative Agent, etc. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this
Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

     9.08 Administrative Agent in its Individual Capacity. Bank of America (or any other Person acting as the Administrative Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America (or any other Person acting as the Administrative Agent) were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America (or any other Person acting as the Administrative Agent) or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America (or any other Person acting as the Administrative Agent) shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Borrower and the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Foreign Currency Fronting Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be

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unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer and Foreign Currency Fronting Lender and the respective terms "Administrative Agent," "L/C Issuer" and "Foreign Currency Fronting Lender" shall mean such successor administrative agent, Letter of Credit issuer and foreign currency fronting lender, the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's and Foreign Currency Fronting Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Foreign Currency Fronting Lender or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint (with, so long as no Event of Default has occurred and is continuing, the consent, not to be unreasonably withheld, delayed or conditioned, of the Borrower) a successor agent as provided for above.

     9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for

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the reasonable compensation, expenses, disbursements and advances of the
Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

     9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

     (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

     (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

     (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.12.

     9.12 Other Agents; Arrangers and Managers None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "co-bookrunner", "lead manager," "arranger," "lead arranger" or "co-lead arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than to the extent expressly set forth herein and, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE X.
                                  MISCELLANEOUS

     10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific

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instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

     (a) waive any condition set forth in Section 4.01(a), or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender (other than any Lender that is, at such time, a Defaulting Lender);

     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

     (c) postpone any date scheduled for any payment of principal under Section 2.08(a), interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

     (e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

     (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

     (g) release any Guarantor from its Guaranty or release all or substantially all of the Collateral, in each case, without the written consent of each Lender;

     (h) affect adversely the interests, rights or obligations of the Revolving Credit Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Term Lenders, unless consented to by the Required Revolving Credit Lenders, it being understood that (i) any amendment, waiver or consent that has the effect of curing or waiving any Default and that contemplates a Borrowing in connection with such amendment, waiver or consent shall require the consent of the Required Revolving Credit Lenders and (ii) any amendment, waiver or consent that has the effect of shortening the maturity or any payment scheduled under Section 2.08(a) with respect to the Term Loans shall require the consent of the Required Revolving Credit Lenders;

     (i) affect adversely the interests, rights or obligations of the Term Lenders in a manner substantially different from the effect of such amendment, waiver or consent on the Revolving Credit Lenders, unless consented to by the Required Term Lenders;

     (j) change the description set forth in Section 2.06(a) or (b) (or any related definition set forth in Section 1.01) of any event giving rise to a required prepayment under such Section without the consent of the Required Revolving Credit Lenders and the Required Term Lenders; or

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     (k) change the order of application of any required prepayment set forth in
Section 2.06 without the consent of the Required Revolving Credit Lenders and the Required Term Lenders;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Foreign Currency Fronting Lender in addition to the Lenders required above, affect the rights or duties of the Foreign Currency Fronting Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

     10.02 Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

          (i) if to the Borrower, the Administrative Agent, the L/C Issuer or the Foreign Currency Fronting Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
     Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Foreign Currency Fronting Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Foreign Currency Fronting Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

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     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may
be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan
Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

     (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Foreign Currency Fronting Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower, other than, with respect to any Agent-Related Person, the losses, costs, expenses and liabilities that result from the gross negligence or willful misconduct of such Agent-Related Person. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement and attempted enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the reasonable cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

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     10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, reasonable expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any such claim, investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section
10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

     10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full

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force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

     10.07 Successors and Assigns.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Foreign Currency Fronting Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of any Lender (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Foreign Currency Fronting Loans; (iii) any assignment of a Revolving Credit Commitment must be approved by the Administrative Agent, the L/C Issuer and the Foreign Currency Fronting Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), and any assignment of a Term Commitment must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (and in the case of assignments on the same day by a Lender to more than one fund managed or advised by the same investment advisor (which funds are not then Lenders), only a single $3,500 processing and recordation fee shall be payable for all such assignments by such Lender to such funds). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective

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date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

     (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless recorded in the Register.

     (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries ) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Foreign Currency Fronting Loans) owing to it); provided that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

     (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is

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made with the Borrower's prior written consent. A Participant that would be a
Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (g) As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund of any Lender; and (d) any other Person (other than a natural person) approved by (i) (A) in the case of the Revolving Credit Facility, the Administrative Agent, the L/C Issuer and the Foreign Currency Fronting Lender with notice to the Co-Lead Arrangers and the Borrower, and
     (B) in the case of the Term Facility, the Administrative Agent with notice to the Co-Lead Arrangers and the Borrower, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Foreign Currency Fronting Lender. In the event of any such resignation as L/C Issuer or Foreign Currency Fronting Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Foreign Currency Fronting Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Foreign Currency Fronting Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Foreign Currency Fronting Lender, it shall retain all the rights of the Foreign Currency Fronting Lender provided for hereunder with respect to Foreign Currency Fronting Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Foreign Currency Fronting Loans pursuant to
Section 2.04(c).

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     (i) Notwithstanding anything to the contrary contained herein, any Lender that is a fund may create a security interest in all or any portion of the Loans owing to it and the Notes, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

     10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower or a party that has provided such information in violation of this Section 10.08; (i) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by,

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and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

     10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal,

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invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.15 Tax Forms. (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent and the Borrower, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Foreign Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender. Subject to Section 10.15(a)(iii), if the forms provided by a Foreign Lender at any time indicate a U.S. interest withholding rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assignment and Assumption pursuant to which a Foreign Lender becomes a party to this Agreement, the Foreign Lender assignor was entitled to payments under subsection (a) of Section 3.01 in respect of U.S. withholding tax with respect to interest paid at such date, then, to such extent, Taxes shall include (in addition to withholding tax that may be imposed in the future or other amounts otherwise includible in Taxes) U.S. withholding tax, if any, applicable with respect to the Foreign Lender assignee on such date. If any form or document referred to in this subsection (a) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by IRS Forms W-8BEN or W-8ECI, that the Foreign Lender reasonably considers to be confidential, the Foreign Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information unless arrangements satisfactory to such Foreign Lender have been made to preserve the confidential nature of such information.

     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative

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Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above in Section 10.15(i), to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender. Any Foreign Lender who provides forms or statements pursuant to Section 10.15(a)(ii)(A) shall be subject to Section 10.15(a)(i) to the extent of the portion of the sums paid or payable with respect to which such Foreign Lender acts for its own account.

     (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Foreign Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a) or (B) if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a); provided that if such Foreign Lender shall have satisfied the requirement of this Section 10.15(a) on the date such Foreign Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, solely as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Foreign Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Foreign Lender or other Person for the account of which such Foreign Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate; provided, further, that should a Foreign Lender become subject to Taxes because of its failure to satisfy the foregoing provisions of this Section 10.15(a), the Borrower shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender in recovering such Taxes.

     (iv) The Borrower or the Administrative Agent may, without reduction, withhold any taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under Section 3.01 or this Section 10.15(a).

     (b) Upon the request of the Borrower or the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Borrower or the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable backup withholding tax imposed by the Code, without reduction.

     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any Tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any Taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

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     10.16 Governing Law.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

     10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     10.18 Judgment Currency.

     The Obligations of the Borrowers in respect of any sum due to any Lender, the L/C Issuer, the Foreign Currency Fronting Lender or any Agent hereunder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender, the L/C Issuer, the Foreign Currency Fronting Lender or such Agent of any sum adjudged to be so due in the Judgment Currency, such Lender, the L/C Issuer, the Foreign Currency Fronting Lender or such Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to such Lender, the L/C Issuer, the Foreign Currency Fronting Lender or such Agent, the Borrowers agree as a separate obligation and notwithstanding any such judgment, jointly and severally to indemnify each Lender, the L/C Issuer, the Foreign Currency Fronting Lender and each Agent, as the case may be, against such loss.

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     10.19 Replacements of Lenders Under Certain Circumstances.

     The Borrower and, in the case of clause (c) below, the L/C Issuer and the Foreign Currency Fronting Lender shall be permitted to replace any Lender that
(a) requests reimbursement for amounts owing pursuant to Section 3.01 or 3.04,
(b) is affected in the manner described in Section 3.02 and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a Defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Laws,
(ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any reasonably disputed amounts), pursuant to Section 3.01 and 3.04, as the case may
be) owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be an Eligible Assignee, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.07 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                ADVANCED MEDICAL OPTICS, INC.

                                By:    /s/ Richard A. Meier
                                       -----------------------------------------

                                Name:  Richard A. Meier
                                       -----------------------------------------

                                Title: Corporate Vice President and Chief
                                       Financial Officer
                                       -----------------------------------------


                                BANK OF AMERICA, N.A., as
                                Administrative Agent

                                By:    /s/ Larry T. Gordon
                                       -----------------------------------------

                                Name:  Larry T. Gordon
                                       -----------------------------------------

                                Title: Principal
                                       -----------------------------------------


                                MERRILL LYNCH & CO.,
                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED, as
                                Co-Lead Arranger, Co-Bookrunner and
                                Syndication Agent

                                By:    /s/ H.A. Siegel, Jr.
                                       -----------------------------------------

                                Name:  H.A. Siegel, Jr.
                                       -----------------------------------------

                                Title: Managing Director
                                       -----------------------------------------


                                BANK OF AMERICA SECURITIES LLC, as
                                Co-Lead Arranger and Co-Bookrunner

                                By:    /s/ J. David Izard
                                       -----------------------------------------

                                Name:  J. David Izard
                                       -----------------------------------------

                                Title: Vice President
                                       -----------------------------------------

                                ABN AMRO BANK N.V., as a Lender and
                                Documentation Agent

                                By:      /s/ Dean P. Giglio
                                       -----------------------------------------

                                Name:    Dean P. Giglio
                                       -----------------------------------------

                                Title:   Vice President
                                       -----------------------------------------

                                By:      /s/ Todd J. Miller
                                       -----------------------------------------

                                Name:    Todd J. Miller
                                       -----------------------------------------

                                Title:   Credit Officer
                                       -----------------------------------------


                                BANK OF AMERICA, N.A., as a Lender,
                                L/C Issuer and Foreign Currency Fronting Lender


                                By:      /s/ Larry J. Gordon
                                       -----------------------------------------

                                Name:    Larry J. Gordon
                                       -----------------------------------------

                                Title:   Principal
                                       -----------------------------------------


                                MERRILL LYNCH CAPITAL CORPORATION, as a
                                Lender

                                By:    /s/ Michael E. O'Brien
                                     -------------------------------------------

                                Name:    Michael E. O'Brien
                                       -----------------------------------------

                                Title:   Vice President
                                        ----------------------------------------


                                BANK ONE, N.A., as a Lender

                                By:      /s/ Joseph R. Perdenza
                                       -----------------------------------------

                                Name:    Joseph R. Perdenza
                                       -----------------------------------------

                                Title:   Director
                                        ----------------------------------------


                                UNION BANK OF CALIFORNIA, as a Lender

                                By:      /s/ Stephen W. Dunne
                                       -----------------------------------------

                                Name:    Stephen W. Dunne
                                       -----------------------------------------

                                Title:   Vice President
                                       -----------------------------------------


                                KZH CNC LLC, as a Lender

                                By:      /s/ Susan Lee
                                       -----------------------------------------

                                Name:    Susan Lee
                                       -----------------------------------------

                                Title:   Authorized Agent
                                       -----------------------------------------

                                       2